                                                                    Exhibit 4.14


                           [CANADIAN CREDIT AGREEMENT]


================================================================================


                                CREDIT AGREEMENT

                          dated as of October 10, 2000

                                      among

                            CANADIAN FOREST OIL LTD.,

           THE SUBSIDIARY BORROWERS FROM TIME TO TIME PARTIES HERETO,

                            THE LENDERS PARTY HERETO,

                                BANK OF MONTREAL,
                         as Canadian Syndication Agent,

                           THE TORONTO-DOMINION BANK,
                        as Canadian Documentation Agent,

                       THE CHASE MANHATTAN BANK OF CANADA
                        as Canadian Administrative Agent

                                       and

                            THE CHASE MANHATTAN BANK,
                         as Global Administrative Agent

                                ----------------

                             CHASE SECURITIES INC.,
                     as Sole Book Manager and Lead Arranger


================================================================================

                                                  TABLE OF CONTENTS

ARTICLE I             Definitions...................................................................................1
         1.1.         Defined Terms.................................................................................1
         1.2.         Classification of Loans and Borrowings.......................................................16
         1.3.         Terms Generally..............................................................................16
         1.4.         [Intentionally omitted.].....................................................................16
         1.5.         Provision with Respect to Borrowers..........................................................16
         1.6.         U.S. Credit Agreement Definitions............................................................16

ARTICLE II            The Credits..................................................................................17
         2.1.         Commitments..................................................................................17
         2.2.         Loans and Borrowings.........................................................................17
         2.3.         Requests for Borrowings......................................................................18
         2.4.         Letters of Credit............................................................................19
         2.5.         Funding of Borrowings........................................................................23
         2.6.         Interest Elections...........................................................................23
         2.7.         [Intentionally omitted.].....................................................................25
         2.8.         Termination and Reduction of Commitments.....................................................25
         2.9.         Repayment of Loans; Evidence of Debt.........................................................25
         2.10.        Prepayment of Loans..........................................................................26
         2.11.        Fees.........................................................................................28
         2.12.        Interest.....................................................................................30
         2.13.        Alternate Rate of Interest...................................................................31
         2.14.        Illegality...................................................................................32
         2.15.        Increased Costs..............................................................................33
         2.16.        Break Funding Payments.......................................................................34
         2.17.        Taxes........................................................................................34
         2.18.        Payments Generally; Pro Rata Treatment; Sharing of Set-offs..................................36
         2.19.        Mitigation Obligations; Replacement of Lenders...............................................37
         2.20.        Currency Conversion and Currency Indemnity...................................................38
         2.21.        Addition of Lenders and Increase in Commitments..............................................39
         2.22.        Bankers' Acceptances.........................................................................40

ARTICLE III           Representations and Warranties...............................................................46
         3.1.         Organization; Powers.........................................................................46
         3.2.         Authorization; Enforceability................................................................46
         3.3.         Approvals; No Conflicts......................................................................46
         3.4.         Properties...................................................................................47
         3.5.         Compliance with Laws and Agreements..........................................................47
         3.6.         Unfunded Pension Liabilities.................................................................47
         3.7.         Disclosure...................................................................................47


         3.8.         Priority; Security Matters...................................................................47
         3.9.         Solvency.....................................................................................47
         3.10.        Representations and Warranties in U.S. Credit Agreement......................................48

ARTICLE IV            Conditions...................................................................................48
         4.1.         Effectiveness................................................................................48
         4.2.         Initial Loan.................................................................................48
         4.3.         Each Credit Event............................................................................51

ARTICLE V             Affirmative Covenants........................................................................51
         5.1.         Financial Reporting; Ratings Change; Notices and Other Information...........................51
         5.2.         Notice of Material Events....................................................................52
         5.3.         Existence; Conduct of Business...............................................................52
         5.4.         Casualty and Condemnation....................................................................52
         5.5.         Books and Records; Inspection and Audit Rights...............................................53
         5.6.         Compliance with Laws.........................................................................53
         5.7.         Use of Proceeds and Letters of Credit........................................................53
         5.8.         Additional Subsidiaries......................................................................53
         5.9.         Further Assurances...........................................................................54
         5.10.        Covenants in U.S. Credit Agreement...........................................................54

ARTICLE VI            [Not Used]...................................................................................55

ARTICLE VII           Negative Covenants...........................................................................55
         7.1.         Transactions with Affiliates.................................................................55
         7.2.         Restrictive Agreements.......................................................................55
         7.3.         Subordinated Indebtedness....................................................................56
         7.4.         No Action to Affect Security Documents.......................................................56

ARTICLE VIII          Events of Default............................................................................56
         8.1.         Listing of Events of Default.................................................................56
         8.2.         Action if Bankruptcy.........................................................................58
         8.3.         Action if Other Event of Default.............................................................58

ARTICLE IX            Agents.......................................................................................58

ARTICLE X             Miscellaneous................................................................................61
         10.1.        Notices......................................................................................61
         10.2.        Waivers; Amendments..........................................................................64
         10.3.        Expenses; Indemnity; Damage Waiver...........................................................65
         10.4.        Successors and Assigns.......................................................................67
         10.5.        Survival.....................................................................................69
         10.6.        Counterparts; Effectiveness..................................................................69


         10.7.        Severability.................................................................................70
         10.8.        Right of Setoff..............................................................................70
         10.9.        GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF
                      PROCESS......................................................................................70
         10.10.       WAIVER OF JURY TRIAL.........................................................................71
         10.11.       Headings.....................................................................................71
         10.12.       Confidentiality..............................................................................71
         10.13.       Interest Rate Limitation.....................................................................72
         10.14.       Collateral Matters; Hedging Agreements.......................................................74
         10.15.       Arranger; Canadian Documentation Agent; Canadian Syndication Agent...........................74
         10.16.       Intercreditor Agreement; Security Documents..................................................74
         10.17.       Status as Senior Indebtedness................................................................74
         10.18.       NO ORAL AGREEMENTS...........................................................................74


                             SCHEDULES AND EXHIBITS
                             ----------------------

EXHIBITS:
--------
Exhibit A-1                Form of Legal Opinion of Macleod Dixon
Exhibit A-2                Form of Legal Opinion of Vinson & Elkins L.L.P.
Exhibit B                  Form of Lender Certificate
Exhibit C                  Form of Compliance Certificate
Exhibit D                  Form of Assignment and Acceptance
Exhibit E-1                Form of Borrowing Request
Exhibit E-2                Form of Interest Election Request
Exhibit F                  Form of Guaranty -- Parent
Exhibit G                  Form of Guaranty -- Subsidiary
Exhibit H                  Form of Debenture
Exhibit I                  Form of Deposit Agreement
Exhibit J                  [Intentionally omitted]
Exhibit K                  Power of Attorney Terms -- Bankers' Acceptances
Exhibit L                  Form of Bankers' Acceptance Request
Exhibit M                  Calculation of Net Proceeds of Bankers' Acceptances
Exhibit N                  Details of Issue of Bankers' Acceptance

SCHEDULES:
---------
Schedule 2.1               Commitments


                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT, dated as of October 10, 2000, is among CANADIAN FOREST OIL LTD., a corporation organized under the laws of the Province of Alberta, Canada ("CANADIAN FOREST"), each of the SUBSIDIARY BORROWERS from time to time parties hereto (the "SUBSIDIARY BORROWERS") (Canadian Forest and the Subsidiary Borrowers, collectively the "BORROWER"), the LENDERS party hereto, BANK OF MONTREAL, as Canadian Syndication Agent, THE TORONTO-DOMINION BANK, as Canadian Documentation Agent, THE CHASE MANHATTAN BANK OF CANADA, as Canadian Administrative Agent, and THE CHASE MANHATTAN BANK, as Global Administrative Agent.

         The parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.1. DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

         "ACCEPTANCE DATE" means any date, which must be a Business Day, on which a Bankers' Acceptance is or is to be issued.

         "ACCEPTING LENDER" means any Lender which has accepted a Bankers' Acceptance issued by Canadian Forest or a Subsidiary Borrower under this Agreement.

         "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Global Administrative Agent.

         "AGENTS" means each of the Global Administrative Agent, the Canadian Administrative Agent, the Canadian Syndication Agent, the Canadian Documentation Agent and the Technical Lenders.

         "AGREED CURRENCY" is defined in SECTION 2.20(a).

         "AGREEMENT" means this Credit Agreement, as it may be amended, supplemented, restated or otherwise modified and in effect from time to time.

         "ALLOCATED CANADIAN BORROWING BASE" means from time to time the "Allocate Canadian Borrowing Base" as determined in accordance with
SECTION 2.7(d)(ii) of the U.S. Credit Agreement.

         "ALLOCATED U.S. BORROWING BASE" means from time to time the "Allocated U.S. Borrowing Base" as determined in accordance with SECTION 2.7(d)(i) of the U.S. Credit Agreement.

         "APPLICABLE LENDING OFFICE" means, for each Lender and for each Type of Loan, such office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify in writing to the Global Administrative Agent, the Canadian Administrative Agent and Borrower as the office by which its Loans of such Type are to be made and/or issued and maintained.

         "APPLICABLE PERCENTAGE" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently set forth in the Register, giving effect to any assignments made in accordance with SECTION 10.4 or any increases or decreases in Commitments made in accordance with this Agreement.

         "APPLICABLE RATE" means, for any day and with respect to any Eurodollar Loans, any Canadian Prime Loans, any USBR Loans, any Bankers' Acceptance, any Unavailable Fees or any Commitment Fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "Eurodollar Loans", "Canadian Prime Loans", "USBR Loans", "Bankers' Acceptances Stamping Fee" or "Commitment Fees & Unavailable Fees", as the case may be, based on the Applicable Rating Level on such date


----------------------------------------------------------------------------------------------------------------------------------
   APPLICABLE       RATIO OF TOTAL                  EURODOLLAR       CANADIAN          USBR          BANKERS'       COMMITMENT
     RATING             DEBT TO                      LOANS (IN      PRIME LOANS      LOANS (IN     ACCEPTANCE         FEES &
     LEVEL:             EBITDA                     BASIS POINTS)     (IN BASIS     BASIS POINTS)    STAMPING        UNAVAILABLE
                                                                      POINTS)                     FEE (IN BASIS    FEES (IN BASIS
                                                                                                     POINTS)          POINTS)
----------------------------------------------------------------------------------------------------------------------------------
Level I                2.0 > x                          87.5            0.0             0.0             87.5             25.0
                2.0 < or = to x < 2.5                  100.0            0.0             0.0            100.0             25.0
                   2.5 < or = to x                     112.5           12.5            12.5            112.5             25.0
----------------------------------------------------------------------------------------------------------------------------------
Level II               2.0 > x                         112.5           12.5            12.5            112.5             37.5
                2.0 < or = to x < 2.5                  137.5           37.5            37.5            137.5             37.5
                   2.5 < or = to x                     150.0           50.0            50.0            150.0             37.5
----------------------------------------------------------------------------------------------------------------------------------
Level III              2.0 > x                         125.0           25.0            25.0            125.0             37.5
                2.0 < or = to x < 2.5                  150.0           50.0            50.0            150.0             37.5
                    2.5 < or = to x                    175.0           75.0            75.0            175.0             37.5
----------------------------------------------------------------------------------------------------------------------------------


As used in this definition, "x" means, at any time, the ratio of Total Debt to EBITDA calculated pursuant to SECTION 6.1 of the U.S. Credit Agreement.

         For purposes of the foregoing, any change in the Applicable Rate will occur automatically without prior notice upon any change in the Applicable Rating Level. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. Notwithstanding anything in this definition to the contrary, at all times on or before December 31, 2000, the Applicable Rate for (i) Eurodollar Loans and Bankers Acceptances shall equal 150 basis points,
(ii) Canadian Prime Loans and USBR Loans shall equal 50 basis points, and (iii) Commitment Fees and Unavailable Fees shall equal 37.5 basis points.

         "ARRANGER" means Chase Securities Inc.

         "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by SECTION 10.4), and accepted by the Global Administrative Agent and the Canadian Administrative Agent, in substantially the form of EXHIBIT D or any other form approved by the Global Administrative Agent and the Canadian Administrative Agent.

         "AUTHORIZED OFFICER" means, with respect to a Borrower, the Chairman, the President, any Vice President or the Treasurer of such Borrower or any other officer of such Borrower specified as such to the Canadian Administrative Agent in writing by any of the aforementioned officers of Borrower or, with respect to Parent, the Chairman, the President, any Vice President or the Treasurer of Parent or any other officer of Parent specified as such to the Global Administrative Agent in writing by any of the aforementioned officers of Parent.

         "AVAILABILITY PERIOD" means the period from and including the Global Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

         "BA EXPOSURE" means, with respect to any Accepting Lender, the Principal Amount of Bankers' Acceptances and BA Loans to be paid by a Borrower to the Canadian Administrative Agent at the Principal Office for which such Borrower has not reimbursed such Accepting Lender.

         "BA LOAN" is defined in SECTION 2.22(h) hereof.

         "BA MATURITY DATE" means the date on which a Bankers' Acceptance is payable.

         "BA NET PROCEEDS" means, in respect of any Bankers' Acceptance, the amount determined in accordance with the formula set forth in EXHIBIT M LESS the Stamping Fees applicable to each Bankers' Acceptances.

         "BANKERS' ACCEPTANCES" means bankers' acceptances denominated in Canadian Dollars in the form of either a depository bill, as defined in the DEPOSITORY BILLS AND NOTES ACT (Canada), or a blank non-interest bearing bill of exchange, as defined in the BILLS OF EXCHANGE ACT (Canada), in either case issued by a Borrower and accepted by a Lender (and, if applicable, purchased by a Lender) at the request of such Borrower, such depository bill or bill of exchange to be substantially in the standard form of such Lender.

         "BANKERS' ACCEPTANCE LIABILITY" means, with respect to any Bankers' Acceptance, the obligation of a Borrower to pay to the Canadian Administrative Agent at the Principal Office the

Principal Amount of any Bankers' Acceptances for which such Borrower has not reimbursed the Accepting Lender.

         "BANKERS' ACCEPTANCE RATE" means:

         (i) for a Lender which is a Schedule I Lender, the arithmetic average of the rates for the Schedule I Reference Lenders which are listed in Schedule I to the Bank Act (Canada) as quoted on Reuters Services page CDOR as at 10:00 a.m. on the Acceptance Date for the appropriate term of the requested Bankers' Acceptance; and

         (ii) for a Lender which is a Schedule II Lender, the arithmetic average of the actual discount rates applicable to Bankers' Acceptances accepted by the Schedule II Reference Lenders which are listed in Schedule II of the Bank Act (Canada) as at 10:00 a.m. on the Acceptance Date for the appropriate term of the requested Bankers' Acceptance, but not to exceed the sum of (a) Banker's Acceptance Rate in paragraph (i) of this definition PLUS (b) 10 basis points per annum.

         "BANKERS' ACCEPTANCE REQUEST" is defined in SECTION 2.22(b) and contains the information set forth in EXHIBIT L.

         "BANKRUPTCY INSOLVENCY ACT (CANADA)" means, collectively, the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditor Arrangement Act (Canada), each as amended from time to time and any similar statute of Canada or any province thereof.

         "BORROWER" has the meaning given to such term in the preamble as further described in SECTION 1.5.

         "BORROWER ARRANGEMENT" is defined in SECTION 2.22(c).

         "BORROWING" means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, BA Loans or Bankers' Acceptances, as to which a single Interest Period is in effect.

         "BORROWING REQUEST" means a request by Borrower for a Borrowing in accordance with SECTION 2.3, in substantially the form of EXHIBIT E-1 or any other form approved by the Canadian Administrative Agent and the Global Administrative Agent.

         "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York and Toronto, Canada are authorized or required by law to remain closed; PROVIDED that, (a) when used in connection with a Eurodollar Loan, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market, (b) when used in connection with a Canadian Prime Loan, BA Loan or Banker's Acceptance, the term "BUSINESS DAY" shall also exclude any day on which commercial banks in Calgary, Canada and Toronto, Canada are authorized or required by law to remain closed, and (c) when used in connection with a USBR Loan, the term "BUSINESS DAY" shall also exclude any day on which commercial banks in Calgary, Canada, Toronto, Canada and New York, New York are authorized or required by law to remain closed.

         "CANADIAN ADMINISTRATIVE AGENT" means The Chase Manhattan Bank of Canada, in its capacity as Canadian administrative agent for the Lenders hereunder and any successor thereto.

         "CANADIAN BORROWING BASE DEFICIENCY" means the amount by which (a) the aggregate Credit Exposures of the Lenders exceeds (b) the then current Allocated Canadian Borrowing Base.

         "CANADIAN DOCUMENTATION AGENT" means The Toronto-Dominion Bank, in its capacity as Canadian documentation agent for the Lenders hereunder and includes any successors thereto.

         "CANADIAN DOLLARS" or "C$" refers to lawful money of Canada.

         "CANADIAN FOREST" means Canadian Forest Oil Ltd, a corporation organized under the laws of the Province of Alberta, Canada.

         "CANADIAN LIEN SEARCHES" means central and local current financing statement searches from each province in which any Collateral or a Borrowing Base Property owned by a Borrower or any Restricted Subsidiary of a Borrower is located, and such other jurisdictions as the Global Administrative Agent may request, covering each Loan Party together with copies of all financing statements listed in such searches.

         "CANADIAN PRIME", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Canadian Prime Rate.

         "CANADIAN PRIME RATE" means the greater of (a) per annum floating rate of interest established from time to time by the Canadian Administrative Agent as the base rate the Canadian Administrative Agent will use to determine rates of interest on Canadian Dollar loans to its customers in Canada and (b) the sum of (i) the discount rate expressed as a rate of interest per annum payable by the purchasers of thirty-day bankers' acceptances, duly accepted by the Canadian Administrative Agent, as established by the Canadian Administrative Agent, and
(ii) 100 basis points. Without notice to Borrower or any other Person, the Canadian Prime Rate shall change automatically from time to time as and in the amount by which said prime rate shall fluctuate. The Canadian Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Canadian Administrative Agent may make commercial loans and other loans at rates of interest at, above or below the Canadian Prime Rate. For purposes of this Agreement, any change in any interest rate due to a change in the Canadian Prime Rate shall be effective on the date such change in the Canadian Prime Rate is announced.

         "CANADIAN SYNDICATION AGENT" means Bank of Montreal, in its capacity as Canadian syndication agent for the Lenders hereunder and includes any successors thereto.

         "CASUALTY EVENT" means any loss, casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any Property or asset of Parent or any of its Restricted Subsidiaries having a fair market value in excess of U.S. $1,000,000 (or its equivalent in other currencies).

         "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of SECTION 2.15(b), by any Applicable Lending Office of such Lender or any Issuing Bank or by such Lender's or any Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

         "COLLATERAL" means any and all "Mortgaged Property" and "Collateral", as defined in all Security Documents.

         "COMBINED COMMITMENTS" means, with respect to each Combined Lender, the commitment of such Combined Lender to make Loans (or in the case of U.S. Lenders, "Loans" (as defined in the U.S. Credit Agreement)), expressed as an amount representing the maximum aggregate amount of such Combined Lender's Credit Exposure (or in the case of U.S. Lenders, "Credit Exposure" (as defined in the U.S. Credit Agreement)) under the Combined Credit Agreements with amounts outstanding in Canadian Dollars being converted into an Equivalent Amount (calculated by the Global Administrative Agent) of U.S. Dollars solely for this purpose, as such commitment may be reduced, increased or terminated from time to time pursuant to the Combined Loan Documents. The initial amount of each Combined Lender's Commitment is set forth on SCHEDULE 2.1 to the applicable Combined Credit Agreement, or in a Assignment and Acceptance (as defined in this Agreement and the U.S. Credit Agreement) or pursuant to which such Combined Lender shall have assumed its Combined Commitment, as applicable. The initial aggregate amount of the Combined Lenders' Combined Commitments is U.S.$600,000,000.

         "COMBINED CREDIT AGREEMENTS" means this Agreement and the U.S. Credit Agreement.

         "COMBINED CREDIT EXPOSURES" means the Equivalent Amount in U.S. Dollars of the Credit Exposures and the "Credit Exposures" (as defined in the U.S. Credit Agreement).

         "COMBINED LENDERS" means the Lenders hereunder and the U.S. Lenders.

         "COMBINED LOAN DOCUMENTS" means the Loan Documents and the U.S. Loan Documents.

         "COMBINED LOANS" means the loans made by the Combined Lenders to Borrower and Parent pursuant to the Combined Loan Documents.

         "COMBINED OBLIGATIONS" means the aggregate of the Equivalent Amount of the Obligations (expressed in U.S. Dollars) and the U.S. Obligations.

         "COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Loans, to acquire participations in Letters of Credit hereunder, and to accept Bankers' Acceptances or make a BA Loan hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to SECTION 2.8, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to SECTION 10.4, (c) increased from time to time pursuant to SECTION 2.21, and (d) terminated pursuant to SECTIONS 8.2 or 8.3. The initial amount of each Lender's Commitment is set forth on SCHEDULE 2.1, or in the Register following any Assignment and Acceptance to which such Lender is a party or the delivery of a Lender Certificate to which such Lender is a party. The initial aggregate amount of the Commitments of the Lenders is U.S.$100,000,000.

         "COMMITMENT FEE" is defined in SECTION 2.11(a).

         "CREDIT EXPOSURE" means, with respect to any Lender at any time, the Equivalent Amount in U.S. Dollars of the sum of (a) the outstanding principal amount of such Lender's Loans PLUS (b) its LC Exposure PLUS (c) its BA Exposure at such time.

         "CURRENCY" means, with respect to any Loan, whether such Loan is denominated in Canadian Dollars or U.S. Dollars.

         "DBNA" is defined in SECTION 2.22(l).

         "DEBENTURE" means a Demand Debenture and Negative Pledge, dated as of the Global Effective Date or otherwise delivered pursuant to the Loan Documents, substantially in the form of EXHIBIT H, as amended, supplemented, restated or otherwise modified from time to time in accordance with the Loan Documents. The term "Debentures" shall include each and every Debenture executed and delivered pursuant to the Loan Documents.

         "DEFAULT" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         "DEPOSIT AGREEMENT" means a Deposit Agreement, dated as of the Global Effective Date or otherwise delivered pursuant to the Loan Documents, substantially in the form of EXHIBIT I, as amended, supplemented, restated or otherwise modified from time to time in accordance with the Loan Documents. The term "DEPOSIT AGREEMENTS" shall include each and every Deposit Agreement executed and delivered pursuant to the Loan Documents.

         "EQUIVALENT AMOUNT" means as at any date the amount of Canadian Dollars into which an amount of U.S. Dollars may be converted, or the amount of U.S. Dollars into which an amount of Canadian Dollars may be converted, in either case at The Bank of Canada mid-point noon spot rate of exchange for such date in Toronto at approximately 12:00 noon, Toronto time on such date.

         "EURODOLLAR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the LIBO Rate.

         "EVENT OF DEFAULT" has the meaning assigned to such term in
SECTION 8.1.

         "EXCLUDED TAXES" means, with respect to any Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the federal, or any provincial, government of Canada, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its Applicable Lending Office is located, (b) any branch profits taxes imposed by the federal, or any provincial, government of Canada or any similar tax imposed by any other jurisdiction in which Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by Borrower under SECTION 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender.

         "EXISTING CREDIT FACILITIES" means that certain Fourth Amended and Restated Credit Agreement, dated as of March 4, 1999, among Borrower, Parent, each of the subsidiaries of Parent that becomes a guarantor pursuant to such agreement, the banks party thereto, The Chase Manhattan Bank, as U.S. administrative agent, Christiania Bank og Kreditkasse, Hibernia National Bank, and Societe Generale, Southwest Agency, as co-agents, and The Chase Manhattan Bank of Canada, as Canadian administrative agent, as amended by Amendment No. 1 dated as of June 24, 1999.

         "FEE LETTER" means that certain Fee Letter dated as of July 17, 2000, by and among Parent, the Global Administrative Agent and the Arranger, as such letter may be amended, supplemented, restated or otherwise modified from time to time in accordance with the Loan Documents.

         "FINANCING TRANSACTIONS" means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

         "FORCE" means Forcenergy Inc., a Delaware corporation.

         "FOREIGN LENDER" means any Lender that is not a resident in Canada for purposes of the INCOME TAX ACT (CANADA). For purposes of this definition, Canada and each province thereof shall be deemed to constitute a single jurisdiction.

         "FOREIGN SUBSIDIARY" means any Subsidiary that is organized under the laws of a jurisdiction other than Canada or any province thereof.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System of the United States arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Global Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "GLOBAL ADMINISTRATIVE AGENT" means The Chase Manhattan Bank, in its capacity as global administrative agent for the Combined Lenders and its successors.

         "GLOBAL BORROWING BASE" means the "Global Borrowing Base" (as defined in the U.S. Credit Agreement) as determined from time to time pursuant to
SECTION 2.7 of the U.S. Credit Agreement.

         "GLOBAL BORROWING BASE DEFICIENCY" means the amount by which (a) the Combined Credit Exposures of all Combined Lenders under this Agreement and the U.S. Credit Agreement exceeds (b) the then current Global Borrowing Base.

         "GLOBAL EFFECTIVE DATE" means a date agreed upon by Parent and Borrower and the Global Administrative Agent as the date on which the conditions specified in SECTION 4.2 of each Combined Credit Agreement are satisfied (or waived in accordance with SECTION 10.2 of each Combined Credit Agreement).

         "GLOBAL EFFECTIVENESS NOTICE" means a notice and certificate of Parent properly executed by an Authorized Officer of Parent, addressed to the Combined Lenders and delivered to the Global Administrative Agent whereby Parent certifies satisfaction or waiver of all the conditions precedent to the effectiveness under SECTION 4.2 of each Combined Credit Agreement.

         "GUARANTY" means a Guaranty, dated as of the Global Effective Date or otherwise delivered pursuant to the Loan Documents, made by Parent, Force (if Force is not merged into Parent on or before the Global Effective Date), 3189503 or Producers Marketing or any other Restricted Subsidiary of Borrower in favor of the Global Administrative Agent, substantially in the form of EXHIBIT F, in the case of the Parent or Force, or EXHIBIT G, in the case of 3189503, Producers Marketing or any Restricted Subsidiary, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of this Agreement and the other Loan Documents. The term "Guaranties" shall include each and every Guaranty executed and delivered hereunder.

         "HIGHEST LAWFUL RATE" is defined in SECTION 10.13.

         "INCOME TAX ACT (CANADA)" means the Income Tax Act (Canada), as amended from time to time.

         "INCREASED COMMITMENT AMOUNT" is defined in SECTION 2.21.

         "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

         "INDEMNITEE" is defined in SECTION 10.3(b).

         "INFORMATION" is defined in SECTION 10.12.

         "INITIAL RESERVE REPORT" means the Independent Reserve Report delivered to the Global Administrative Agent dated as of January 1, 2000, with respect to the Oil and Gas Properties of Parent and its Restricted Subsidiaries, a true and correct copy of which has been delivered to the Global Administrative Agent, the Canadian Administrative Agent and the Lenders.

         "INTERCREDITOR AGREEMENT" means that certain Intercreditor Agreement dated as of even date herewith, by and among the Global Administrative Agent, the U.S. Documentation Agent, the U.S. Syndication Agent, the Canadian Administrative Agent, the Canadian Documentation Agent, the Canadian Syndication Agent, and the Combined Lenders, as amended, supplemented, restated or otherwise modified from time to time in accordance with the Loan Documents.

         "INTEREST ELECTION REQUEST" means a request by Borrower to convert or continue a Borrowing in accordance with SECTION 2.6, in substantially the form of EXHIBIT E-2 or any other form approved by the Global Administrative Agent and the Canadian Administrative Agent.

         "INTEREST PAYMENT DATE" means (a) with respect to any Canadian Prime Loan or USBR Loan, the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three (3) months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three (3) months' duration after the first day of such Interest Period, and (c) with respect to any BA Loan, the maturity date of the Bankers' Acceptances issued concurrently with the advance of such BA Loan.

         "INTEREST PERIOD" means (a) with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day, or, with the consent of the Global Administrative Agent and the Canadian Administrative Agent, such other day, in the calendar month that is one, two, three or six months (or, with the consent of each Lender, nine or twelve months) thereafter, as Borrower may elect and (b) with respect to any BA Loan, each period commencing on the date such BA Loan is made or converted from another Type of Loan or the last day of the next preceding Interest Period for such BA Loan and ending on the date not less than 30 days or more than 180 days thereafter, as Borrower may select as provided in
SECTION 2.6; PROVIDED, that (a) if any Interest Period would end on a day other than a Business Day, such

Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day,
(b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period,(c) no Interest Period may end later than the last day of the Availability Period, and (d) the Interest Period for a BA Loan shall end on the BA Maturity Date of the Bankers' Acceptances issued concurrently therewith. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

         "ISSUING BANK" means any Lender in its capacity as the issuer of Letters of Credit hereunder, PROVIDED that, upon written notice to the Global Administrative Agent, the Canadian Administrative Agent and Borrower, any Lender (other than Bank of Montreal) may decline to act in the capacity of an Issuing Bank under this Agreement, and PROVIDED FURTHER that The Chase Manhattan Bank of Canada and The Chase Manhattan Bank, Toronto Branch, shall not be an Issuing Bank for the purposes of this Agreement. Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

         "JUDGMENT CURRENCY" is defined in SECTION 2.20(b).

         "LC DISBURSEMENT" means a payment made by any Issuing Bank pursuant to a Letter of Credit.

         "LC EXPOSURE" means, at any time, the Equivalent Amount in U.S. Dollars of the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

         "LENDER AFFILIATE" means, with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "LENDER CERTIFICATE" is defined in SECTION 2.21.

         "LENDERS" means the Persons listed on SCHEDULE 2.1 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance or pursuant to SECTION 2.21, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

         "LETTER OF CREDIT" means any letter of credit issued pursuant to this Agreement.

         "LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Global Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., Toronto time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO RATE" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of U.S.$5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Global Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "LOAN DOCUMENT" means (a) this Agreement, the Security Documents, the Fee Letter, the Intercreditor Agreement, the Guaranties, the Hedging Agreements between Borrower or any of its Restricted Subsidiaries and any Lender or any Affiliate of a Lender, any Borrowing Request, any Interest Election Request, any Assignment and Acceptance, any election notice, any agreement with respect to fees described in SECTION 2.11, and (b) each other agreement, document or instrument delivered by Borrower or any other Person in connection with this Agreement, as such may be amended from time to time.

         "LOAN PARTIES" means Parent, each Borrower and, after the date of this Agreement, any other Affiliate or Restricted Subsidiary of Borrower which executes a Loan Document for so long as such Loan Document is in effect.

         "LOANS" means the loans (including, without limitation, the Canadian Prime Loans, the Eurodollar Loans, the USBR Loans and the BA Loans) made by the Lenders to Borrower pursuant to this Agreement and the acceptance of Bankers' Acceptances.

         "MATERIAL ADVERSE EFFECT"means a material adverse effect on (a) the business, Property, operations, prospects, or condition, financial or otherwise, of Parent and its Subsidiaries (including Force) taken as a whole, (b) the ability of any Loan Party (as defined herein or in the U.S. Credit Agreement) to perform any of its respective obligations under any Combined Loan Document to which it is a party, or (c) the rights of or benefits available to the Combined Lenders under any of the Combined Loan Documents, as the case may be.

         "MATURITY DATE" means October 10, 2005.

         "OBLIGATIONS" means, at any time, the sum of (a) the Credit Exposures of the Lenders under the Loan Documents PLUS (b) all accrued and unpaid interest and fees owing to the Lenders under the Loan Documents PLUS (c) all Hedging Obligations in connection with all Hedging Agreements between Borrower or any of its Restricted Subsidiaries and any Lender or any Affiliate of a Lender PLUS (d) all other obligations (monetary or otherwise) of Parent, any Borrower or any Restricted Subsidiary to any Lender or any Agent, whether or not contingent, arising under or in connection with any of the Loan Documents.

         "OTHER CURRENCY" is defined in SECTION 2.20(a).

         "PARENT" means Forest Oil Corporation, a New York corporation.

         "PARTICIPANT" is defined in SECTION 10.4(e).

         "PRINCIPAL AMOUNT" means, for a Bankers' Acceptance, the face amount thereof, for a BA Loan, the principal amount thereof determined in accordance with SECTION 2.22(h) hereof, and for any other Loans, the outstanding principal amount thereof.

         "PRINCIPAL OFFICE" means the principal office of the Canadian Administrative Agent, which on the date of this Agreement is located at 1 First Canadian Place, 100 King Street West, Suite 6900, P.O. Box 106, Toronto, Ontario, Canada M5X 1A4.

         "PRODUCERS MARKETING" means Producers Marketing Ltd., a corporation organized under the laws of the Province of Alberta, Canada.

         "REGISTER" has the meaning set forth in SECTION 10.4(c).

         "REQUIRED LENDERS" means Combined Lenders having in the aggregate greater than 50% of the aggregate total Combined Commitments under the Combined Loan Documents, or, if the Combined Commitments have been terminated, Combined Lenders holding greater than 50% of the aggregate unpaid principal amount of the outstanding Combined Credit Exposure under the Combined Loan Documents.

         "RESTRICTED SUBSIDIARY" means any Subsidiary of Borrower that is not an Unrestricted Subsidiary.

         "SCHEDULE I LENDER" means a Lender which is a Canadian chartered bank listed on Schedule I to the BANK ACT (Canada).

         "SCHEDULE I REFERENCE LENDERS" means Bank of Montreal and The Toronto-Dominion Bank.

         "SCHEDULE II LENDERS" means a Lender which is a Canadian chartered bank that is listed on Schedule II or Schedule III to the BANK ACT (Canada).

         "SCHEDULE II REFERENCE LENDER" means The Chase Manhattan Bank, Toronto Branch and Bank of America Canada.

         "SECURITY DOCUMENTS" means each of the Guaranties, each of the Debentures, each of the Deposit Agreements, and each other security agreement or other instrument or document executed and delivered pursuant to SECTION 5.8 or
SECTION 5.9 or pursuant to the Loan Documents to secure any of the Obligations.

         "SHARING PERCENTAGE" means, at any time:

         (a) for the Lenders, the percentage determined by dividing the Obligations by the Combined Obligations; and

         (b) for the U.S. Lenders, the percentage determined by dividing the U.S. Obligations by the Combined Obligations.

         "STAMPING FEE" means, in respect of any Bankers' Acceptance or BA Loan, the fee payable by Borrower described in SECTION 2.22(c).

         "SUBORDINATED INDEBTEDNESS" means, collectively, (a) the Subordinated Indebtedness-8-3/4% Senior Subordinated Notes and any Refinancing Indebtedness, and (b) any other Subordinated Debt of any of the Loan Parties.

         "SUBORDINATED INDEBTEDNESS DOCUMENTS" means the indentures or other agreements under which the Subordinated Indebtedness is issued and all other instruments, agreements and other documents evidencing or governing the Subordinated Indebtedness or providing for any Guarantee or other right in respect thereof.

         "SUBORDINATED INDEBTEDNESS-8-3/4% SENIOR SUBORDINATED NOTES" means the Indebtedness of Canadian Forest evidenced by and in respect of 8-3/4% Senior Subordinated Notes of Canadian Forest due 2007 in an aggregate principal amount not to exceed U.S.$200,000,000 issued pursuant to that certain Indenture dated as of September 29, 1997 among Parent, as guarantor, Canadian Forest, as issuer, and State Street Bank and Trust Company, as trustee, as amended by that certain Supplemental Indenture dated as of December 1, 1999, and as the same shall, subject to SECTION 7.3, be modified and in effect from time to time, and any Guarantees thereof by any Restricted Subsidiaries of Parent.

         "SUBSIDIARY" means any subsidiary of Borrower.

         "3189503" means 3189503 Canada Ltd., a corporation organized under the federal laws of Canada.

         "TYPE", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate or the Canadian Prime Rate or the Bankers' Acceptance Rate or the U.S. Base Rate.

         "UNAVAILABLE FEE" is defined in SECTION 2.11(b).

         "UNUTILIZED COMMITMENT" means, at the time of determination, the Equivalent Amount in U.S. Dollars of the amount by which (a) the amount of the Allocated Canadian Borrowing Base as then in effect at such time, PROVIDED that if the Applicable Rating Level is Level I or Level II, then the amount of the aggregate Commitments at such time, exceeds (b) the amount of the aggregate Credit Exposures of the Lenders at such time.

         "UPFRONT FEE" is defined in SECTION 2.11(d).

         "U.S. BASE RATE" means, with respect to USBR Loans, the greater of:

         (a) the annual rate of interest announced from time to time by the Canadian Administrative Agent as being its reference rate then in effect for determining interest rates on U.S. Dollar denominated commercial loans made by the Canadian
                Administrative Agent in Canada; and

         (b) a rate of interest per three hundred sixty-five (365) day period equal to the Federal Funds Effective Rate (equated, for these purposes, to a rate based on a year of 365 days rather than 360 days) plus 1/2 of 1%.

         "USBR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined in reference to the U.S. Base Rate.

         "U.S. CREDIT AGREEMENT" means that certain Credit Agreement of even date herewith among the Parent, the U.S. Lenders, the Global Administrative Agent, Citibank, N.A., as U.S. documentation agent, and Bank of America, N.A., as U.S. syndication agent, as it may be amended, supplemented, restated or otherwise modified and in effect from time to time.

         "U.S. DOCUMENTATION AGENT" means Citibank, N.A., in its capacity as U.S. documentation agent for the U.S. Lenders.

         "U.S. DOLLARS" or "U.S.$" or "$" or "DOLLARS" refers to lawful money of the United States of America.

         "U.S. LENDERS" means the financial institutions from time to time party to the U.S. Credit Agreement and their respective successors and permitted assigns.

         "U.S. LOAN DOCUMENTS" means the U.S. Credit Agreement, any guaranties, any security documents, any assignment agreements, and any agreement with respect to fees, together with all exhibits, schedules and attachments thereto, and all other agreements, documents, certificates, financing statements and instruments from time to time executed and delivered pursuant to or in connection with any of the foregoing.

         "U.S. SYNDICATION AGENT" means Bank of America, N.A., in its capacity as U.S. syndication agent for the U.S. Lenders.

         "U.S. OBLIGATIONS" means, at any time, the sum of (a) the "Credit Exposures" of the U.S. Lenders under the U.S. Loan Documents PLUS (b) all accrued and unpaid interest and fees owing to the U.S. Lenders under the U.S. Loan Documents PLUS (c) all other obligations (monetary or otherwise) of Parent or any of its Restricted Subsidiaries to any U.S. Lender or any of the "Agents" under the U.S. Credit Agreement, whether or not contingent, arising under or in connection with any of the U.S. Loan Documents.

         SECTION 1.2. CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Type (E.G., a "EURODOLLAR LOAN" or "EURODOLLAR BORROWING" or "BA LOAN" or "BA BORROWING" or "USBR LOAN" or "USBR BORROWING" or "CANADIAN PRIME LOAN" or "CANADIAN PRIME BORROWING").

         SECTION 1.3. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, provided such successors and assigns are permitted by the Loan Documents, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

        SECTION 1.4.       [Intentionally omitted.]

         SECTION 1.5. PROVISION WITH RESPECT TO BORROWERS. Unless expressly provided for to the contrary, (a) all payment or indemnification of obligations of "Borrower" shall be joint and several as among Canadian Forest and each Subsidiary Borrower, (b) all notices from "Borrower" shall mean a notice from each of Canadian Forest and each Subsidiary Borrower, (c) all covenants, agreements and other obligations of "Borrower" shall be joint and several as among Canadian Forest and each Subsidiary Borrower, (d) references to "each Borrower" or "any Borrower" shall mean a reference to Canadian Forest or any Subsidiary Borrower, and (e) each of Canadian Forest and the Subsidiary Borrowers are entitled to, subject to the terms and conditions of this Agreement, request Loans hereunder, notwithstanding any provision referencing only "Borrower".

         SECTION 1.6. U.S. CREDIT AGREEMENT DEFINITIONS. Unless the context otherwise requires, capitalized terms used herein and not otherwise defined shall have the meanings given to them in the U.S. Credit Agreement.

                                   ARTICLE II
                                   THE CREDITS

         SECTION 2.1. COMMITMENTS. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans (including BA Loans made in accordance with SECTION 2.22) in Canadian Dollars or U.S. Dollars to Borrower and each Accepting Lender agrees to accept Bankers' Acceptances presented to it by Borrower pursuant to SECTION 2.22 in each case from time to time during the Availability Period in an aggregate principal amount that will not result in (a) the Credit Exposure of any Lender exceeding the Commitment of such Lender, or (b) the aggregate amount of the Credit Exposures of all Lenders exceeding (i) in the event the Applicable Rating Level is Level III, the lesser of (A) the aggregate amount of the Allocated Canadian Borrowing Base then in effect and (B) the aggregate amount of the Commitments of the Lenders or (ii) in the event the Applicable Rating Level is Level I or II, the aggregate amount of the Commitments of the Lenders. Within the foregoing limits and subject to the terms and conditions set forth herein, Borrower may repay (but not prepay) Bankers' Acceptances and may borrow, prepay and reborrow Loans.

         SECTION 2.2.       LOANS AND BORROWINGS.

         (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Applicable Percentages. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; PROVIDED that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

         (b) Subject to SECTIONS 2.13 and 2.14, each Borrowing shall be comprised entirely of Canadian Prime Loans, Eurodollar Loans or USBR Loans as Borrower may request in accordance herewith or shall be comprised of Bankers' Acceptances and BA Loans made in accordance with SECTION 2.22. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; PROVIDED that any exercise of such option shall not affect the obligation of Borrower to repay such Loan in accordance with the terms of this Agreement.

         (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of U.S.$1,000,000 and not less than U.S.$1,000,000 (including any continuation or conversion of existing Loans made in connection therewith). At the time that each Canadian Prime Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of C$1,000,000 and not less than C$1,000,000 (including any continuation or conversion of existing Loans made in connection therewith); PROVIDED that a Canadian Prime Borrowing may be in an aggregate amount that is equal to the Equivalent Amount in Canadian Dollars of the entire Unutilized Commitment, if less. At the time that each USBR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of U.S.$1,000,000 and not less than U.S.$1,000,000 (including any continuation or conversion of existing Loans made in connection therewith); provided that an USBR Borrowing may be in an aggregate amount that is equal to the entire Unutilized Commitment, if less. Borrowings of more than one Type may be outstanding at the same time; PROVIDED that there shall not at any time be more than a total of ten (10) Eurodollar Borrowings outstanding.

         (d) Notwithstanding any other provision of this Agreement, Borrower shall not be entitled to request, or to elect to convert or continue, any Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

         SECTION 2.3. REQUESTS FOR BORROWINGS. To request a Borrowing, Borrower shall notify the Global Administrative Agent and the Canadian Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., Toronto time, three Business Days before the date of the proposed Borrowing or (b) in the case of a Canadian Prime Borrowing or USBR Borrowing, not later than 11:00 a.m., Toronto time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Global Administrative Agent and the Canadian Administrative Agent of a written Borrowing Request executed by an Authorized Officer of Borrower, substantially in the form of EXHIBIT E-1 or otherwise in a form approved by the Global Administrative Agent and the Canadian Administrative Agent. Each such telephonic and written Borrowing Request shall specify the following information in compliance with SECTION 2.2:

                  (i) the aggregate amount of the requested Borrowing (which amount will be in the appropriate Currency as required pursuant to the last sentence of this SECTION 2.3;

                  (ii) the date of such Borrowing, which shall be a Business
         Day;

                  (iii) whether such Borrowing is to be a Canadian Prime Borrowing, a USBR Borrowing or a Eurodollar Borrowing; and

                  (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period".

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Canadian Prime Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Canadian Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan (which shall be made in the appropriate Currency based on the currency of the Borrowings being requested) to be made as part of the requested Borrowing. Notwithstanding anything herein to the contrary, Canadian Prime Loans and BA Loans may only be denominated in Canadian Dollars and USBR Loans and Eurodollar Loans may only be denominated in U.S. Dollars.

         SECTION 2.4.       LETTERS OF CREDIT.

         (a) GENERAL. Subject to the terms and conditions set forth herein, Borrower may request the issuance of Letters of Credit for its own account or the account of any Restricted Subsidiary, in a form reasonably acceptable to the Global Administrative Agent, the Canadian Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by Borrower to, or entered into by Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

         (b) NOTICE OF ISSUANCE, AMENDMENT, RENEWAL, EXTENSION; CERTAIN CONDITIONS. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to an Issuing Bank, the Canadian Administrative Agent and the Global Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with PARAGRAPH (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information (including, if applicable, the Currency of such Letter of Credit which shall be Canadian Dollars or U.S. Dollars) as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC

Exposure shall not exceed U.S.$25,000,000 and (ii) the total Credit Exposures shall not exceed the lesser of (x) the aggregate Commitments of the Lenders or
(y) if the Applicable Rating Level is Level III, the Allocated Canadian Borrowing Base then in effect.

         (c) EXPIRATION DATE. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the Maturity Date.

         (d) PARTICIPATIONS. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Canadian Administrative Agent, for the account of the Issuing Bank in the Currency in which such Letter of Credit is denominated, such Lender's Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by Borrower on the date due as provided in PARAGRAPH (e) of this Section, or of any reimbursement payment required to be refunded to Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

         (e) REIMBURSEMENT. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, Borrower shall reimburse such LC Disbursement in the Currency in which such Letter of Credit is denominated by paying to the Canadian Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, Toronto time, on the date that such LC Disbursement is made, if Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Toronto time, on such date, or, if such notice has not been received by Borrower prior to such time on such date, then not later than 12:00 noon, Toronto time, on (i) the Business Day that Borrower receives such notice, if such notice is received prior to 10:00 a.m., Toronto time, on the day of receipt, or (ii) the Business Day immediately following the day that Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; PROVIDED that, unless such LC Disbursement is less than C$1,000,000 or U.S.$1,000,000, as applicable, Borrower may, subject to the conditions to Borrowing set forth herein, request in accordance with SECTION 2.3 that such payment be financed with a Borrowing in an equivalent amount and, to the extent so financed, Borrower's obligation to make such payment shall be discharged and replaced by the resulting Borrowing. If Borrower fails to make such payment when due, the Canadian Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Canadian Administrative Agent its Applicable Percentage of the payment then due from Borrower, in the same manner as provided in SECTION 2.5 with respect to Loans made by such Lender in the appropriate Currency (and SECTION 2.5 shall apply, MUTATIS MUTANDIS, to the payment obligations of the Lenders), and the Canadian Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Canadian Administrative Agent of any payment from Borrower pursuant to this paragraph, the Canadian Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of Canadian Prime Loans or USBR Loans as contemplated above) shall not constitute a Loan and shall not relieve Borrower of its obligation to reimburse such LC Disbursement.

         (f) OBLIGATIONS ABSOLUTE. Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein proving to be untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, Borrower's obligations hereunder. Neither the Agents, the Lenders or any Issuing Bank nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank; PROVIDED that the foregoing shall not be construed to excuse such Issuing Bank from liability to Borrower to the extent of any direct or actual damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by Borrower to the extent permitted by applicable law) suffered by Borrower that are caused by such Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

         (g) DISBURSEMENT PROCEDURES. An Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Canadian Administrative Agent and Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; PROVIDED that any failure to give or delay in giving such notice shall not relieve Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

         (h) INTERIM INTEREST. If an Issuing Bank shall make any LC Disbursement, then, unless Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Canadian Prime Loans or USBR Loans as applicable; PROVIDED that, if Borrower fails to reimburse such LC Disbursement within two (2) Business Days after such reimbursement is due pursuant to PARAGRAPH (e) of this Section, then SECTION 2.12(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to PARAGRAPH (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

         (i) [Intentionally omitted].

         (j) CASH COLLATERALIZATION. If any Event of Default shall occur and be continuing, on the Business Day that Borrower receives notice from the Global Administrative Agent, the Canadian Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, Borrower shall deposit in an account with the Canadian Administrative Agent, in the name of the Canadian Administrative Agent and for the benefit of the Lenders, an amount in cash (in the applicable Currency) equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; PROVIDED that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to Borrower described in SECTION 8.1(g). Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by SECTION 2.10, and any such cash collateral so deposited and held by the Canadian Administrative Agent hereunder shall constitute part of the Global Borrowing Base for purposes of determining compliance with SECTION 2.10. Each such deposit shall be held by the Canadian Administrative Agent as collateral for the payment and performance of the obligations of Borrower under this Agreement. The Canadian Administrative

Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Canadian Administrative Agent and at Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Canadian Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of Borrower under this Agreement. If Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to Borrower within three (3) Business Days after all Events of Default have been cured or waived. If Borrower is required to provide an amount of cash collateral hereunder pursuant to SECTION 2.10, such amount (to the extent not applied as aforesaid) shall be returned to Borrower as and to the extent that, after giving effect to such return, Borrower would remain in compliance with SECTION 2.10 and no Default shall have occurred and be continuing.

         SECTION 2.5.       FUNDING OF BORROWINGS.

         (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Toronto time, to the account of the Canadian Administrative Agent most recently designated by it for such purpose by notice to the Lenders, which Loan shall be in the appropriate Currency (based on the relevant Borrowing Request). The Canadian Administrative Agent will make such Loans available to Borrower by promptly crediting the amounts so received, in like funds, to an account of Borrower maintained with the Canadian Administrative Agent in Toronto; PROVIDED that Canadian Prime Loans and/or USBR Loans made to finance the reimbursement of an LC Disbursement as provided in SECTION 2.4(e) Shall be remitted by the Canadian Administrative Agent to the applicable Issuing Bank.

         (b) Unless the Canadian Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Canadian Administrative Agent such Lender's share of such Borrowing, the Canadian Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Canadian Administrative Agent, then the applicable Lender and Borrower severally agree to pay to the Canadian Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to the Canadian Administrative Agent, at (i) in the case of such Lender, the greater of the cost incurred by the Canadian Administrative Agent for making such Lender's share of such Borrowing or a rate determined by the Canadian Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of Borrower, the interest rate applicable to Loans made in such Borrowing. If such Lender pays such amount to the Canadian Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

         (c) Borrowings, conversion or continuations of Loans, and prepayments of Loans of different Currencies at the same time hereunder shall be deemed to be separate Borrowings, continuations, conversions and prepayments, respectively, one for each Currency.

         SECTION 2.6.       INTEREST ELECTIONS.

         (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request (or a Canadian Prime Borrowing if no Type is specified) and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request (or one month if no Interest Period is specified). Thereafter, Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. Borrower may, subject to the requirements of SECTION 2.2(c), elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

         (b) To make an election pursuant to this Section, Borrower shall notify the Global Administrative Agent and the Canadian Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under SECTION 2.3 if Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Global Administrative Agent and the Canadian Administrative Agent of a written Interest Election Request executed by an Authorized Officer of Borrower, substantially in the form of EXHIBIT E-2 or otherwise in a form approved by the Global Administrative Agent and the Canadian Administrative Agent.

         (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with SECTION 2.2:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be a Canadian Prime Borrowing or USBR Borrowing or a Eurodollar Borrowing; and

                  (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then Borrower shall be deemed to have selected an Interest Period of one month's duration.

         (d) Promptly following receipt of an Interest Election Request, the Canadian Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

         (e) If Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an USBR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Global Administrative Agent or the Canadian Administrative Agent, at the request of the Required Lenders, so notifies Borrower, then, so long as such Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless the Indebtedness has been accelerated pursuant to SECTION 8.3, each Eurodollar Borrowing shall be converted to an USBR Borrowing at the end of the Interest Period applicable thereto.

         SECTION 2.7.       [Intentionally omitted.]

         SECTION 2.8.       TERMINATION AND REDUCTION OF COMMITMENTS.

         (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

         (b) Borrower may at any time terminate, or from time to time reduce, the Commitments; PROVIDED that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of U.S.$1,000,000 and not less than U.S.$5,000,000 and (ii) Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with SECTION 2.10, the sum of the Credit Exposures would exceed the aggregate Commitments of the Lenders.

         (c) Borrower shall notify the Global Administrative Agent and the Canadian Administrative Agent of any election to terminate or reduce the Commitments under PARAGRAPH (b) of this Section at least two (2) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Canadian Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by Borrower pursuant to this Section shall be irrevocable; PROVIDED that a notice of termination of the Commitments delivered by Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by Borrower (by notice to the Global Administrative Agent and the Canadian Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Subject to the rights of Borrower under
SECTION 2.21, any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their Applicable Percentage of the Commitments.

         SECTION 2.9.       REPAYMENT OF LOANS; EVIDENCE OF DEBT.

         (a) Borrower hereby unconditionally promises to pay to the Canadian Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan and Borrowing of such Lender on the Maturity Date.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (c) The Canadian Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder and (iii) the amount of any sum received by the Canadian Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

         (d) The entries made in the accounts maintained pursuant to PARAGRAPHS
(b) or (c) of this Section shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of any Lender or the Canadian Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of Borrower to repay the Loans in accordance with the terms of this Agreement.

         (e) Any Lender may request that Loans made by it be evidenced by one or more promissory notes. In such event, Borrower shall prepare, execute and deliver to such Lender promissory notes payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns and in a form approved by the Global Administrative Agent and the Canadian Administrative Agent). Thereafter, the Loans evidenced by such promissory notes and interest thereon shall at all times (including after assignment pursuant to SECTION 10.4) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if any such promissory note is a registered note, to such payee and its registered assigns).

         SECTION 2.10.      PREPAYMENT OF LOANS.

         (a) Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section. Borrower shall not be permitted to prepay any Bankers' Acceptance or BA Loans at any time.

         (b) If, (i) during any period when the Applicable Rating Level is Level III, either the Global Borrowing Base or the Allocated Canadian Borrowing Base is (A) redetermined under SECTION 2.7 of the U.S. Credit Agreement, (B) [intentionally omitted], (C) reduced as the result of a Casualty Event under
SECTION 2.7(h) of the U.S. Credit Agreement, (D) reduced as the result of an asset disposition under SECTION 2.7(i) of the U.S. Credit Agreement, (E) reallocated pursuant to SECTION 2.7(d) of the U.S. Credit Agreement, or (F) reduced pursuant to any other provision of the U.S. Credit Agreement, and (ii) as a result thereof, either a Global Borrowing Base Deficiency or a Canadian Borrowing Base Deficiency occurs, then Borrower shall take the following actions:

        (1) in the case of a Global Borrowing Base Deficiency resulting from a redetermination or reduction of the Global Borrowing Base, prepay, or cause to be prepaid, Combined Loans in an aggregate principal amount equal to such deficiency, together with interest on the principal amount paid accrued to the date of such prepayment and, if after prepaying all of the Combined Loans (other than Bankers Acceptances) a Global Borrowing Base Deficiency remains as a result of a BA Exposure, pay to the Canadian Administrative Agent an amount equal to such remaining Global Borrowing Base Deficiency to be held as cash collateral as provided in SECTION 2.22(m), and, if after prepaying all of the Combined Loans (other than Bankers Acceptances) and providing cash collateral for all Bankers' Acceptances pursuant to this Section, a Global Borrowing Base Deficiency remains as a result of an LC Exposure or an "LC Exposure" under the U.S. Credit Agreement, pay to the Global Administrative Agent an amount equal to such remaining Global Borrowing Base Deficiency to be held as cash collateral as provided in SECTION 2.4(j); PROVIDED that Borrower shall be obligated to make (or cause to be made) such prepayment and/or deposit of cash collateral within 180 days following the Deficiency Notification Date with respect to such deficiency; and PROVIDED FURTHER that within 90 days following the Deficiency Notification Date, Borrower shall have prepaid (or caused to be prepaid), or deposited cash in an amount equal to, one-half of such Global Borrowing Base Deficiency;

        (2) in the case of a Canadian Borrowing Base Deficiency resulting from a redetermination or reduction of the Global Borrowing Base, take the action described under clause (1) above (except that prepayments shall be made in respect of Loans made pursuant to this Agreement);

        (3)    [Intentionally omitted.]

        (4)    in the case of a Canadian Borrowing Base Deficiency resulting from a Casualty Event pursuant to SECTION 2.7(h) of the U.S. Credit Agreement, utilize the Net Proceeds of such Casualty Event to take the action described under clause (1) above (except that prepayments shall be made in respect of Loans made pursuant to this Agreement); PROVIDED that if a prepayment or deposit is required under this clause (4), then Borrower shall be obligated to make (or cause to be made) such prepayment and/or deposit of cash collateral on the Business Day immediately following the Deficiency Notification Date with respect to such deficiency;

        (5) in the case of a Canadian Borrowing Base Deficiency resulting from an asset disposition pursuant to SECTION 2.7(i) of the U.S. Credit Agreement, utilize the Net Proceeds of such asset disposition to take the action described under clause (1) above (except that prepayments shall be made in respect of Loans made pursuant to this Agreement); PROVIDED that if a prepayment or deposit is required under this clause (5), then Borrower shall be obligated to make (or cause to be made) such prepayment and/or deposit of cash collateral on the Business Day immediately following the receipt by Borrower or a Restricted Subsidiary of any Net Proceeds from such asset disposition; and

        (6) in the case of a Canadian Borrowing Base Deficiency resulting from a reallocation of the Global Borrowing Base pursuant to
               SECTION 2.7(d) of the U.S. Credit Agreement, prepay Loans in an aggregate principal amount equal to such deficiency, together with interest on the principal amount paid accrued to the date of such prepayment, and if a Canadian Borrowing Base Deficiency remains after prepaying all of the Loans as a result of an LC Exposure, pay to the Global Administrative Agent an amount equal to such remaining Canadian Borrowing Base Deficiency to be held as cash collateral as provided in
               SECTION 2.4(j); it being understood that Borrower shall be obligated to make such prepayment and/or deposit of cash collateral on the effective date of such reallocation.

        (7) notwithstanding anything in this SECTION 2.10 to the contrary, in the event that a Canadian Borrowing Base Deficiency exists at a time when no Global Borrowing Base Deficiency exists, then, to the extent that such action would cure (in whole or in part) such Canadian Borrowing Base Deficiency, Borrower may reallocate the Global Borrowing Base between the Allocated
               U.S. Borrowing Base and the Allocated Canadian Borrowing Base by providing the Global Administrative Agent and the Canadian Administrative Agent with its election to do so (which election will designate the relevant reallocations) on the Business Day on which such Canadian Borrowing Base Deficiency occurs; provided, however, that no reallocation shall be permitted to the extent such reallocation would cause the "Credit Exposures" of the U.S. Lenders under the U.S. Credit Agreement to be greater than the lesser of the aggregate "Commitments" thereunder and the Allocated U.S. Borrowing
                Base.

         (c) Borrower shall notify the Global Administrative Agent and the Canadian Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 1:00 p.m., Toronto time, two Business Days before the date of prepayment or (ii) in the case of prepayment of a Canadian Prime Borrowing or USBR Borrowing, not later than 11:00 a.m., Toronto time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid (which amount shall be in a minimum principal amount of U.S.$2,000,000 or C$2,000,000, as the case may be, and in U.S.$1,000,000 or
C$1,000,000 increments in excess thereof, as the case may be); PROVIDED that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by SECTION 2.8, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with SECTION 2.8. Promptly following receipt of any such notice relating to a Borrowing, the Canadian Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in SECTION 2.2. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by
SECTION 2.12 and by any other amounts then due under this Agreement (including all amounts due under SECTION 2.16).

         SECTION 2.11.      FEES.

         (a) Borrower agrees to pay to the Canadian Administrative Agent for the account of each Lender a commitment fee (the "COMMITMENT FEE"), which shall accrue at the Applicable Rate on the daily amount equal to the Applicable Percentage of such Lender of the Unutilized Commitment during the period from and including the Global Effective Date to but excluding the date on which the Commitments terminate. Accrued Commitment Fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date of this Agreement; PROVIDED that any Commitment Fees accruing after the date on which the Commitments terminate shall be payable on demand. All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

         (b) Borrower agrees to pay to the Canadian Administrative Agent for the account of each Lender an unavailable fee (the "UNAVAILABLE FEE"), which shall accrue at the Applicable Rate on the daily amount equal to the Applicable Percentage of such Lender of the Unutilized Commitment during the period from and including the date of this Agreement to but excluding the Global Effective Date. Accrued Unavailable Fees shall be payable in arrears on the last day of March, June, September and December of each year, commencing on the first such date to occur after the date of this Agreement. All Unavailable Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

         (c) Borrower agrees to pay (i) to the Canadian Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as interest on Eurodollar Loans on the average daily amount of such Lender's Applicable Percentage of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date on which the Commitments terminate and the date on which the Lenders cease to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee equal to the greater of (A) U.S.$500 or C$500, depending on the Currency in which the relevant Letter of Credit is denominated, and (B) the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements), which LC Exposure will be converted to an Equivalent Amount with respect to Letters of Credit which are denominated in Canadian Dollars, during the period from and including the date of this Agreement to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure , as well as the Issuing Bank's standard fees with respect to the administration, issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees shall be payable in arrears on the last day of each March, June, September and December of each year, commencing on the first such date to occur after the date of this Agreement; PROVIDED that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

         (d) Borrower agrees to pay to the Global Administrative Agent, for its own account and for the account of each Lender, as applicable, fees, including, without limitation, an upfront fee (the "UPFRONT FEE"), in the amounts and at the times separately agreed upon between Parent and the Global Administrative Agent, including, without limitation, the amounts agreed upon between Parent and the Global Administrative Agent in the Fee Letter.

         (e) Unless otherwise set forth herein, all fees payable hereunder shall be paid on the dates due, in immediately available funds in U.S. Dollars, to the Global Administrative Agent or the Canadian Administrative Agent (or the Issuing Bank, in the case of fees payable to it), as the case may be, for distribution, in the case of Commitment Fees, Unavailable Fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

         SECTION 2.12.      INTEREST.

         (a) Subject to SECTIONS 2.12(f), (g) and (h) and SECTION 10.13, the Loans comprising each Canadian Prime Borrowing shall bear interest at the Canadian Prime Rate plus the Applicable Rate for Canadian Prime Loans, and Loans comprising each USBR Borrowing shall bear interest at the USBR plus the Applicable Rate for U.S. Base Rate Loans.

         (b) Subject to SECTIONS 2.12(f), (g) and (h) and SECTION 10.13, the Loans comprising each Eurodollar Borrowing shall bear interest at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate for Eurodollar Loans.

         (c) Notwithstanding the foregoing, but subject to SECTIONS 2.12(f),
(g) and (h) and SECTION 10.13, if any principal of or interest on any Loan or any fee or other amount payable by Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section PLUS, to the extent permitted by applicable law, 2% or (ii) in the case of any other amount, the rate applicable to Canadian Prime Loans as provided in paragraph (a) of this Section PLUS, to the extent permitted by applicable law, 2%.

         (d) Subject to SECTIONS 2.12(f), (g) and (h) and SECTION 10.13, accrued interest on each Loan (other than a Loan consisting of the acceptance of a Bankers' Acceptance) shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; PROVIDED that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand of the Canadian Administrative Agent or the Required Lenders (through the Canadian Administrative Agent), (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

         (e) Subject to SECTIONS 2.12(f), (g) and (h) and SECTION 10.13, all interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Canadian Prime Rate or the U.S. Base Rate and interest associated with BA Loans shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Canadian Prime Rate, U.S. Base Rate or LIBO Rate shall be determined by the Canadian Administrative Agent, and such determination shall be conclusive absent manifest error.

         (f) To the extent permitted by applicable law, any provision of the INTEREST ACT (CANADA) or the JUDGMENT INTEREST ACT (ALBERTA) which restricts any rate of interest set forth herein shall be inapplicable to this Agreement and is hereby waived by Borrower.

         (g) The theory of deemed reinvestment shall not apply to the calculation of interest or payment of fees or other amounts hereunder, notwithstanding anything contained in this Agreement, acceptance or other evidence of indebtedness or in any other Loan Document now or hereafter taken by any Agent or any Lender for the obligations of Borrower under this Agreement, or any other instrument referred to herein, and all interest and fees payable by Borrower to the Lenders, shall accrue from day to day, computed as described herein in accordance with the "nominal rate" method of interest calculation.

         (h) Where, in this Agreement, a rate of interest or fees is to be calculated on the basis of a 360-day year, such rate is, for the purpose of the INTEREST ACT (Canada), equivalent to the said rate (i) multiplied by the actual number of days in the one year period beginning on the first day of the period of calculation and (ii) divided by 360.

         SECTION 2.13. ALTERNATE RATE OF INTEREST. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

         (a) the Canadian Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period;

         (b) the Canadian Administrative Agent is advised by the Required Lenders that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period; or

         (c) the Canadian Administrative Agent determines in good faith (which determination shall be conclusive) that by reason of circumstances affecting the interbank dollar market generally, deposits in U.S. Dollars in the London interbank dollar market are not being offered for the applicable Interest Period and in an amount equal to the amount of the Eurodollar Loan requested by Borrower, then the Canadian Administrative Agent shall give notice thereof to Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Canadian Administrative Agent notifies Borrower and the Lenders that the circumstances giving rise to such notice no longer exist,
(i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing for the affected Interest Period shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as a Eurodollar Loan having the shortest Interest Period which is not unavailable under clauses (a) through
(c) of this Section, and if no Interest Period is available, as an USBR
Borrowing.

         SECTION 2.14.      ILLEGALITY.

         (a) Notwithstanding any other provision of this Agreement to the contrary, if (i) by reason of the adoption of any applicable Governmental Rule or any change in any applicable Governmental Rule or in the interpretation or administration thereof by any Governmental Authority or compliance by any Lender with any request or directive (whether or not having the force of law) of any central bank or other Governmental Authority or (ii) circumstances affecting the London interbank dollar market or the position of a Lender therein shall at any time make it unlawful or impracticable in the sole discretion of a Lender exercised in good faith for such Lender or its Applicable Lending Office to (A) honor its obligation to make Eurodollar Loans either generally or for a particular Interest Period provided for hereunder, or (B) maintain Eurodollar Loans either generally or for a particular Interest Period provided for hereunder, then such Lender shall promptly notify Borrower thereof through the Canadian Administrative Agent and such Lender's obligation to make or maintain Eurodollar Loans having an affected Interest Period hereunder shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans having an affected Interest Period (in which case the provisions of SECTION 2.14(b) hereof shall be applicable). Before giving such notice pursuant to this SECTION 2.14, such Lender will designate a different available Applicable Lending Office for the affected Eurodollar Loans of such Lender or take such other action as Borrower may request if such designation or action will avoid the need to suspend such Lender's obligation to make Eurodollar Loans hereunder and will not, in the sole opinion of such Lender exercised in good faith, be disadvantageous to such Lender (PROVIDED, that such Lender shall have no obligation so to designate an Applicable Lending Office for Eurodollar Loans located in the United States of America).

         (b) If the obligation of any Lender to make or maintain any Eurodollar Loans shall be suspended pursuant to SECTION 2.14(a) hereof, all Loans having an affected Interest Period which would otherwise be made by such Lender as Eurodollar Loans shall be made instead as USBR Loans (and, if such Lender so requests by notice to Borrower with a copy to the Global Administrative Agent and the Canadian Administrative Agent, each Eurodollar Loan having an affected Interest Period of such Lender then outstanding shall be automatically converted into a USBR Loan on the last day of the Interest Period for such Eurodollar Loans unless earlier conversion is required by applicable law) and, to the extent that Eurodollar Loans are so made as (or converted into) USBR Loans, all payments of principal which would otherwise be applied to such Eurodollar Loans shall be applied instead to such USBR Loans.

         SECTION 2.15.      INCREASED COSTS.

         (a) If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the LIBO Rate) or any Issuing Bank; or

                  (ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or BA Loan or Bankers' Acceptance (or of maintaining its obligation to make any such Loan or BA Loan or Bankers' Acceptance ) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or BA Loan or Bankers' Acceptance, or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then Borrower will pay to such Lender or such Issuing Bank such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

         (b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or such Issuing Bank's capital or on the capital of such Lender's or such Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such Issuing Bank's policies and the policies of such Lender's or such Issuing Bank's holding company with respect to capital adequacy), then Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company for any such reduction suffered.

         (c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

         (d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or such Issuing Bank's right to demand such compensation; PROVIDED that Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or such Issuing Bank's intention to claim compensation therefor; PROVIDED FURTHER that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

         SECTION 2.16. BREAK FUNDING PAYMENTS. In the event of (a) the payment (including prepayment) of any principal of any Eurodollar Loan or BA Loan or Bankers' Acceptance other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan or BA Loan or Bankers' Acceptance other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under SECTION 2.10(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan or BA Loans or Bankers' Acceptances other than on the last day of the Interest Period applicable thereto as a result of a request by Borrower pursuant to SECTION 2.19 then, in any such event, Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the London interbank market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to Borrower, the Global Administrative Agent and the Canadian Administrative Agent and shall be conclusive absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

         SECTION 2.17.      TAXES.

         (a) Any and all payments by or on account of any obligation of Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; PROVIDED that if Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Global Administrative Agent, the Canadian Administrative Agent, each Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law; PROVIDED that if a Lender is in breach of its representations and warranties under SECTION 2.17(e), then Borrower shall only be obligated to comply with clauses (ii) and (iii) of this
SECTION 2.17(a) with respect to payments to be made to such Lender.

         (b) In addition, Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) Borrower shall indemnify the Global Administrative Agent, the Canadian Administrative Agent, each Lender and each Issuing Bank, within ten
(10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Global Administrative Agent, the Canadian Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified

Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; PROVIDED that if a Lender is in breach of its representations under SECTION 2.17(e), then Borrower shall have no obligations under this SECTION 2.17(c) with respect to any payments or liability described herein made or owed by such Lender. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender or an Issuing Bank, or by either the Global Administrative Agent or the Canadian Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

         (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrower to a Governmental Authority, if available, Borrower shall deliver to the Global Administrative Agent and the Canadian Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Global Administrative Agent and the Canadian Administrative Agent.

         (e) Each Lender represents and warrants that it is not a Foreign
Lender.

         (f) If Borrower at any time pays an amount under SECTION 2.17(a), (b) or (c) to any Lender, the Global Administrative Agent, the Canadian Administrative Agent or any Issuing Bank, and such payee receives a refund of or credit for any part of any Indemnified Taxes or Other Taxes which such payee determines in its sole judgment is made with respect to such amount paid by Borrower, such Lender, the Global Administrative Agent, the Canadian Administrative Agent or any Issuing Bank, as the case may be, shall pay to such Borrower the amount of such refund or credit promptly, and in any event within 60 days, following the receipt of such refund or credit by such payee.

         SECTION 2.18. PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS.

         (a) Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under SECTION 2.15,
2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, Toronto time), on the date when due, in immediately available funds in the appropriate Currency, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Canadian Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Canadian Administrative Agent c/o The Chase Manhattan Bank of Canada, 1 First Canadian Place, 100 King Street West, Suite 6900, P.O. Box 106, Toronto, Ontario, Canada M5X 1A4, Attention:
Portfolio Management Associates, Telephone: 416-216-4135 or 4106, Fax:
416-216-4162, with a copy to The Chase Manhattan Bank, Loan and Agency Services, One Chase Manhattan Plaza, 8th floor, New York, NY 10081, Attention: Michael Cerniglia, Telephone: 212-552-7906, Fax: 212-552-5777, with a copy to The Chase Manhattan Bank, Global Oil & Gas, 600 Travis Street, 20th floor, Houston, Texas 77002, Attention: Peter

Licalzi, Telephone: 713-216-8869, Fax: 713-216-4117, except payments to be made directly to an Issuing Bank as expressly provided herein and payments pursuant to SECTIONS 2.15, 2.16, 2.17(c) and 10.3 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Canadian Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Except as set forth in clause (a) of the definition of "Interest Period", if any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in the appropriate Currency as required pursuant to the Loan Documents.

         (b) If at any time insufficient funds are received by and available to the Canadian Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

         (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; PROVIDED that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of Borrower in the amount of such participation.

         (d) Unless the Canadian Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to the Canadian Administrative Agent for the account of the Lenders or an Issuing Bank hereunder that Borrower will not make such payment, the Canadian Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or an Issuing Bank, as the case may be, the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders or each of the Issuing Banks, as the case may be, severally agrees to repay to the Canadian Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Global Administrative Agent, at the greater of the cost incurred by the Canadian Administrative Agent for making such distributed amount and a rate determined by the Global Administrative Agent in accordance with banking industry rules on interbank compensation.

         (e) If any Lender shall fail to make any payment required to be made by it pursuant to SECTION 2.4(d) or (e), 2.5(b), 2.18(d) or 10.3(c) then the Canadian Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Canadian Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

         SECTION 2.19.      MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.

         (a) If any Lender requests compensation under SECTION 2.15, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to SECTION 2.17, then such Lender shall use reasonable efforts to designate a different Applicable Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to
SECTION 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

         (b) If (i) any Lender asserts that events have occurred suspending its obligation to make or maintain Eurodollar Loans under Section 2.14 when substantially all other Lenders have not also done so, (ii) any Lender requests compensation under SECTION 2.15, (iii) Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to SECTION 2.17, or (iv) any Lender defaults in its obligation to fund Loans hereunder, then Borrower may, at its sole expense and effort, upon notice to such Lender, the Canadian Administrative Agent and the Global Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in SECTION 10.4), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (1) Borrower shall have received the prior written consent of the Global Administrative Agent and the Canadian Administrative Agent, which consents shall not unreasonably be withheld or delayed, (2) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts), (3) the assignee and assignor shall have entered into an Assignment and Acceptance, and (4) in the case of any such assignment resulting from a claim for compensation under
SECTION 2.15 or payments required to be made pursuant to SECTION 2.17, such assignment will result in a reduction in such compensation or payments.

         SECTION 2.20.      CURRENCY CONVERSION AND CURRENCY INDEMNITY.

         (a) PAYMENTS IN AGREED CURRENCY. Borrower shall make payment relative to any Obligation in the currency (the "AGREED CURRENCY") in which the Obligation was effected. If any payment is received on account of any Obligation in any currency (the "OTHER CURRENCY") other than the Agreed Currency (whether voluntarily or pursuant to an order or judgment or the enforcement thereof or the realization of any Collateral or the liquidation of Borrower or otherwise howsoever), such payment shall constitute a discharge of the liability of Borrower hereunder and under the other Loan Documents in respect of such obligation only to the extent of the amount of the Agreed Currency which the relevant Lender or Agent, as the case may be, is able to purchase with the amount of the Other Currency received by it on the Business Day next following such receipt in accordance with its normal procedures and after deducting any premium and costs of exchange.

         (b) CONVERSION OF AGREED CURRENCY INTO JUDGMENT CURRENCY. If, for the purpose of obtaining or enforcing judgment in any court in any jurisdiction, it becomes necessary to convert into a particular currency (the "JUDGMENT CURRENCY") any amount due in the Agreed Currency then the conversion shall be made on the basis of the rate of exchange prevailing on the next Business Day following the date such judgment is given and in any event Borrower shall be obligated to pay the Agents and the Lenders any deficiency in accordance with
SECTION 2.20(c). For the foregoing purposes "rate of exchange" means the rate at which the relevant Lender or Agent, as applicable, in accordance with its normal banking procedures is able on the relevant date to purchase the Agreed Currency with the Judgment Currency after deducting any premium and costs of exchange.

         (c) CIRCUMSTANCES GIVING RISE TO INDEMNITY. To the fullest extent permitted by applicable law, if (i) any Lender or any Agent receives any payment or payments on account of the liability of Borrower hereunder pursuant to any judgment or order in any Other Currency, and (ii) the amount of the Agreed Currency which the relevant Lender or Agent, as applicable, is able to purchase on the Business Day next following such receipt with the proceeds of such payment or payments in accordance with its normal procedures and after deducting any premiums and costs of exchange is less than the amount of the Agreed Currency due in respect of such liability immediately prior to such judgment or order, then Borrower on demand shall, and Borrower hereby agrees to, indemnify the Lenders and the Agents from and against any loss, cost or expense arising out of or in connection with such deficiency.

         (d) INDEMNITY SEPARATE OBLIGATION. To the fullest extent permitted by applicable law, the agreement of indemnity provided for in SECTION 2.20(c) shall constitute an obligation separate and independent from all other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Lenders or Agents or any of them from time to time, and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

         SECTION 2.21.      ADDITION OF LENDERS AND INCREASE IN COMMITMENTS.
It is agreed by the parties hereto that one or more financial institutions acceptable to Canadian Forest, the Canadian Administrative Agent and the Global Administrative Agent may become a Lender under this Agreement, with the consent of the Required Lenders, by executing and delivering to Canadian Forest, the Canadian Administrative Agent and the Global Administrative Agent a certificate substantially in the form of EXHIBIT B hereto (a "LENDER CERTIFICATE"). Upon receipt and agreement by Canadian Forest, the Canadian Administrative Agent, the Global Administrative Agent and the Required Lenders of any such Lender Certificate, (a) the aggregate amount of the Commitments of the Lenders (including any Person that becomes a Lender by delivery of such a Lender Certificate) automatically without further action by Borrower, the Canadian Administrative Agent, the Global Administrative Agent or any Lender shall be increased by the amount indicated in such Lender Certificate (but not in excess of U.S.$100,000,000 in the aggregate for all such increases pursuant to this Section and the increases pursuant to Section 2.21 of the U.S. Credit Agreement) on the effective date set forth in such Lender Certificate (such increased amount herein the "INCREASED COMMITMENT AMOUNT"), (b) the Register shall be amended to add such Commitment of such additional Lender or to reflect the increase in the Commitment of an existing Lender and the Applicable Percentages of the Lenders shall be adjusted accordingly to reflect the additional Lender or in the increase in the Commitment of an existing Lender, (c) any such additional Lender shall be deemed to be a party in all respect to this Agreement and the other Loan Documents, and (d) upon the effective date set forth in such Lender Certificate, any such Lender party to the Lender Certificate shall purchase a pro rata portion of the outstanding Credit Exposures of each of the current Lenders such that the Lenders (including any additional Lender, if applicable) shall have the appropriate portion of the aggregate outstanding Credit Exposures (based in each case of such Lender's Applicable Percentage, as revised pursuant to this Section).

         SECTION 2.22. BANKERS' ACCEPTANCES. Subject to the terms and conditions of this Agreement, the Commitments may be utilized, upon the request of Borrower, in addition to the Loans provided for by SECTION 2.2 and the issuance of Letters of Credit provided for by SECTION 2.4, for the acceptance by the Lenders of Bankers' Acceptances issued by Borrower, PROVIDED that in no event shall (i) the aggregate amount of all Bankers' Acceptance Liabilities together with the Equivalent Amount in U.S. Dollars of the aggregate principal amount of the Loans and the aggregate amount of all LC Exposure exceed (A) in the event the Applicable Rating Level is Level III, the lesser of (1) the aggregate amount of the Allocated Canadian Borrowing Base then in effect and (2) the aggregate amount of the Commitments of the Lenders or (B) in the event the Applicable Rating Level is Level I or II, the aggregate amount of the Commitments of the Lenders, and (ii) any Bankers' Acceptances have maturities of less than 30 days or more than 180 days from the Acceptance Date (and shall in no event mature on a date after the Maturity Date). Whenever Borrower is required to furnish a notice to the Canadian Administrative Agent pursuant to the following additional provisions of this Section, it shall give a copy of such notice to the Global Administrative Agent. The following additional provisions shall apply to Bankers' Acceptances:

         (a) In order to facilitate and expedite the issuance and acceptance of Bankers' Acceptances hereunder, Borrower agrees to the terms and conditions of the Power of Attorney with respect to the Bankers' Acceptance attached hereto as EXHIBIT K.

         (b) When Borrower wishes to make a Borrowing by way of Bankers' Acceptances, Borrower shall give the Canadian Administrative Agent and the Global Administrative Agent prior written notice with respect to the issuance of the Bankers' Acceptances (such written notice a "BANKERS' ACCEPTANCE REQUEST") by not later than 1:00 p.m., Toronto time, two (2) Business Days' prior to the Acceptance Date. Each Bankers' Acceptance Request shall be irrevocable and binding on Borrower. Borrower shall indemnify each Lender against any loss or expense incurred by such Lender as a result of any failure by Borrower to fulfill or honor before the date specified as the Acceptance Date, the applicable conditions set forth in ARTICLE IV, if, as a result of such failure the requested Bankers' Acceptance is not made on such date. Unless otherwise agreed among the Canadian Administrative Agent, the Global Administrative Agent and the Lenders, the aggregate amount of all Bankers' Acceptances issued on any Acceptance Date hereunder shall be accepted PRO RATA by all Lenders relative to their respective Applicable Percentage, rounded, upwards or downwards, as the case may be, to the nearest C$100,000. Upon receipt of a Bankers' Acceptance Request, the Canadian Administrative Agent shall advise each Lender of the contents thereof.

         (c) Unless Borrower has notified the Canadian Administrative Agent and the Global Administrative Agent in the Bankers' Acceptance Request that Borrower intends to arrange the sale of the Bankers' Acceptances which are the subject of such Bankers' Acceptance Request (a "BORROWER ARRANGEMENT"), on the Acceptance Date at 10:30 a.m., Toronto time, the Canadian Administrative Agent shall determine the Bankers' Acceptance Rate for each of the Accepting Lenders. Not later than 2:00 p.m., Toronto time, each such Accepting Lender shall accept and purchase its share of the Bankers' Acceptances that are issued and shall make available to the Canadian Administrative Agent, in accordance with SECTION 2.5, the BA Net Proceeds of the purchase of Bankers' Acceptances on such day by such Lender. The Canadian Administrative Agent shall transfer to the applicable Borrower those BA Net Proceeds of the Bankers' Acceptances and shall notify such Borrower and each such Lender by facsimile or telephone (if by telephone, to be confirmed subsequently in writing) of the details of the issue, substantially in the form set out in EXHIBIT N. Each Accepting Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers' Acceptances accepted and purchased by it.

         On the Acceptance Date, such Borrower shall pay each Accepting Lender and each Lender providing a BA Loan a Stamping Fee with respect to each Bankers' Acceptance and each BA Loan and each Lender is hereby authorized to deduct such Stamping Fee prior to remitting the BA Net Proceeds to the Canadian Administrative Agent.

         For each Bankers' Acceptance or BA Loan, the Stamping Fee payable by such Borrower shall be the product obtained by multiplying:

                  (i) the applicable Bankers' Acceptance Stamping Fee specified in the definition of Applicable Rate in effect from time to time; by

                  (ii) the Principal Amount of that Bankers' Acceptance or BA Loan;

and prorating that product for the number of days in the term from and including the Acceptance Date to but not including the BA Maturity Date of that Bankers' Acceptance or the Interest Period for the BA Loan, as the case may be, on the basis of a year of 365 days.

         (d) [Intentionally omitted.]

         (e) On each day during the period commencing with the issuance by Borrower of any Bankers' Acceptance and until such Bankers' Acceptance Liability shall have been paid by Borrower, the Commitment of each Accepting Lender that is able to extend credit by way of Bankers' Acceptances shall be deemed to be utilized for all purposes of this Agreement in an amount equal to the Principal Amount of such Bankers' Acceptance.

         The Commitment of any Lender providing a BA Loan rather than Bankers' Acceptances shall be deemed utilized during this period in an amount equal to its Applicable Percentage of the total amount of Bankers' Acceptances and BA Loans in each Bankers' Acceptance Request.

         (f) Borrower agrees to pay on the BA Maturity Date for each Bankers' Acceptance, to the Canadian Administrative Agent for account of each Accepting Lender, an amount equal to the Bankers' Acceptance Liability for such Bankers' Acceptance.

         Each Borrower hereby waives presentment for payment of Bankers' Acceptances by the Accepting Lenders and any defense to payment of amounts due to an Accepting Lender in respect of a Bankers' Acceptance which might exist by reason of such Bankers' Acceptance being held at maturity by the Accepting Lender which accepted it and agree not to claim from such Lenders any days of grace for the payment at maturity of Bankers' Acceptances.

         (g) In the event any Borrower fails to notify the Canadian Administrative Agent in writing not later than 1:00 p.m., Toronto time, on the Business Day prior to any BA Maturity Date that such Borrower intends to pay with Borrower's own funds the Bankers' Acceptance Liabilities due on such BA Maturity Date or fails to make such payment, such Borrower shall be deemed, for all purposes to have given the Canadian Administrative Agent notice of a borrowing of a Canadian Prime Loan pursuant to SECTION 2.3 for an amount equal to the Principal Amount of such Bankers' Acceptance; PROVIDED that:

                  (i) the BA Maturity Date for such Bankers' Acceptances shall be considered to be the date of such borrowing;

                  (ii) the proceeds of such Canadian Prime Loan shall be used to pay the amount of the Bankers' Acceptance Liability due on such BA Maturity Date;

                  (iii) if after giving effect to such Canadian Prime Loan, a Canadian Borrowing Base Deficiency would exist, the Global Administrative Agent shall so advise Borrower and Borrower shall comply with the provisions of SECTION 2.10;

                  (iv) each Lender which has made a maturing BA Loan (in accordance with SECTION 2.22(h) hereof) shall continue to extend credit to Borrower by way of a Canadian Prime Loan (without further advance of funds to Borrower) in the Principal Amount equal to its Applicable Percentage of the total amount of credit requested to be extended by Bankers' Acceptances when the BA Loan was made; and

                  (v) the Canadian Administrative Agent shall promptly and in any event within three (3) Business Days following the BA Maturity Date of such Bankers' Acceptances, notify Borrower in writing of the making of such Canadian Prime Loan pursuant to this SECTION 2.22(g).

         (h) If, in the sole judgment of a Lender, such Lender is unable, as a result of applicable law or customary market practice, to extend credit by way of Bankers' Acceptance in accordance with this Agreement, such Lender shall give notice to such effect to the Canadian Administrative Agent and Borrower prior to 1:00 p.m., Toronto time, on the date of the requested credit extension (which notice may, if so stated therein, remain in effect with respect to subsequent requests for extension of credit by way of Bankers' Acceptance until revoked by notice to the Global Administrative Agent, the Canadian Administrative Agent and Borrower) and shall make available to the Canadian Administrative Agent, in accordance with SECTION 2.1 hereof prior to 2:00 p.m., Toronto time, on the date of such requested credit extension a Canadian Dollar loan (a "BA LOAN") in the Principal Amount equal to such Lender's Applicable Percentage of the total amount of credit requested to be extended by way of Bankers' Acceptances. The Stamping Fee for that BA Loan shall be calculated on that Principal Amount. Such BA Loan shall have an Interest Period equal to the term of the Bankers' Acceptances for which it is a substitute and shall bear interest throughout such Interest Period applicable to that BA Loan at a rate per annum equal to the Bankers' Acceptance Rate for such Bankers' Acceptances. On the maturity date of the Bankers' Acceptances issued concurrently with the advance of the BA Loan, Borrower shall pay to each Lender which made a BA Loan, in satisfaction of the BA Loan and accrued interest thereon, an amount equal to the Principal Amount of such BA Loan, failing which such Principal Amount shall be converted to a Canadian

Prime Loan. The amount of the proceeds of that BA Loan to be disbursed to Borrower on the Acceptance Date shall be the same amount as if that Lender had accepted and purchased its Lender's Applicable Percentage of the requested Bankers' Acceptances at a discount from the Principal Amount of that Bankers' Acceptance calculated at a discount rate per annum equal to the Bankers' Acceptance Rate for the term of such Bankers' Acceptances in the same manner that BA Net Proceeds are calculated; provided that the Principal Amount of such BA Loan shall be the same amount as the face amount of the Bankers' Acceptance which such Lender would have accepted but for this SECTION 2.22(h).

         (i) If any Borrower notifies the Canadian Administrative Agent of a Borrower Arrangement, on the Acceptance Date of the Bankers' Acceptances constituting such Borrower Arrangement:

                  (i) Borrower shall obtain quotations from prospective purchasers regarding the sale of the Bankers' Acceptances to be accepted by the Lenders, and shall, on or before 11:00 a.m., Toronto time, on such date, provide the Canadian Administrative Agent with all necessary information required by each Lender to enable each Lender to determine the Bankers' Acceptance discount rate applicable to such issue, together with the identity of and the face amount of Bankers' Acceptances to be purchased by each of the purchaser(s) of the Bankers' Acceptances accepted by each Lender. In obtaining such quotes, Borrower shall offer each Lender the right to bid on the Bankers' Acceptances accepted by it. The Lenders and the Canadian Administrative Agent shall not be responsible for any losses occasioned by the failure of any Borrower to comply with its obligations under this paragraph and shall not be required to purchase any Bankers' Acceptances on such Acceptance Date if the applicable Borrower has requested a Borrower Arrangement; and

                  (ii) on receipt from Borrower of the information referred to in paragraph (i), the Canadian Administrative Agent shall promptly notify each Lender of:

                           (A) the Bankers' Acceptance discount rate to be
                  applicable to such issue;

                           (B) the proceeds to be received by such Lender on the
                  sale of the Bankers' Acceptances accepted by such Lender, based upon such Bankers' Acceptance discount rate obtained by such Borrower for each such Lender; and

                           (C) the Stamping Fee payable to such Lender in
                  connection with such issue.

         (j) [Intentionally omitted.]

         (k) If a Lender determines in good faith, which determination shall be final, conclusive and binding upon Borrower, and notifies Borrower that, by reason of circumstances affecting the money market:

                  (i) there is no market for Bankers' Acceptances generally or of a requested duration; or

                  (ii) the demand for Bankers' Acceptances is insufficient to allow the sale or trading of the Bankers' Acceptances created and purchased hereunder generally or in connection with a requested duration;

then:

                  (x) the right of any Borrower to request Bankers' Acceptances or a BA Loan of the affected duration from that Lender shall be suspended until such Lender determines that the circumstances causing such suspension no longer exist and such Lender so notifies each Borrower; and

                  (y) any Bankers' Acceptance Request for an affected duration which is outstanding shall be canceled and the Bankers' Acceptances or BA Loan requested therein shall not be made and a Bankers' Acceptance or BA Loan having the shortest duration available (or if none) a Canadian Prime Loan shall be made in its place.

         (l) It is the intention of the Canadian Administrative Agent, the Lenders and Borrower that, except to the extent a Lender advises otherwise, pursuant to the DEPOSITORY BILLS AND NOTES ACT ("DBNA"), all Bankers' Acceptances accepted by the Lenders under this Agreement shall be issued in the form of a "depository bill" (as defined in the DBNA), deposited with the Canadian Depository for Securities Ltd. and made payable to CDS & Co. In order to give effect to the foregoing, the Canadian Administrative Agent shall, subject to the approval of Borrower and the Lenders, establish and notify Borrower and the Lenders of any procedure, consistent with the terms of this Agreement and the requirements of the DBNA, as is reasonably necessary to accomplish such intention, including, without limitation:

                  (i) any instrument held by the Canadian Administrative Agent or a Lender for the purposes of Bankers' Acceptances shall have marked prominently and legibly on its face and within its text, at or before the time of issue, the words "This is a depository bill subject to the DEPOSITORY BILLS AND NOTES ACT (Canada)";

                  (ii) any reference to the authentication of the Bankers' Acceptances will be removed; and

                  (iii) any reference to "bearer" will be removed and no Bankers' Acceptance shall be marked with any words prohibiting negotiation, transfer or assignment of it or of an interest in it.

         (m) If any Event of Default shall occur and be continuing, on the Business Day that Borrower receives notice from the Global Administrative Agent, the Canadian Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with BA Exposure representing greater than 50% of the total BA Exposure) demanding the deposit of cash collateral pursuant to this paragraph, Borrower shall deposit in an account with the Canadian Administrative Agent, in the name of the Canadian Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the BA Exposure as of such date plus any accrued and unpaid interest thereon; PROVIDED that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in SECTION 8.1(g). Borrower shall also deposit cash collateral pursuant to this paragraph as and to the extent required by SECTION 2.10, and any such cash collateral so deposited and held by the Canadian Administrative Agent hereunder shall constitute part of the Global Borrowing Base for purposes of determining compliance with SECTION 2.10. Each such deposit shall be held by the Canadian Administrative Agent as collateral for the payment and performance of the obligations of Borrower under this Agreement. The Canadian Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Canadian Administrative Agent and at Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Canadian Administrative Agent for the satisfaction of the obligations of Borrower with respect to the BA Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with BA Exposure representing greater than 50% of the total BA Exposure), be applied to satisfy other obligations of Borrower under this Agreement. If Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to Borrower within three
(3) Business Days after all Events of Default have been cured or waived. If Borrower is required to provide an amount of cash collateral hereunder pursuant to SECTION 2.10, such amount (to the extent not applied as aforesaid) shall be returned to Borrower as and to the extent that, after giving effect to such return, Borrower would remain in compliance with SECTION 2.10 and no Default shall have occurred and be continuing.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Global Administrative Agent, the Canadian Administrative Agent, the other Agents, any Issuing Bank and the Lenders to enter into this Agreement and to make Loans (including making BA Loans and accepting Bankers' Acceptances) hereunder, Borrower represents and warrants to the Global Administrative Agent, the Canadian Administrative Agent, the other Agents, any Issuing Bank and the Lenders as set forth in this Article.

         SECTION 3.1. ORGANIZATION; POWERS. Each of Borrower and its Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

         SECTION 3.2. AUTHORIZATION; ENFORCEABILITY. The execution, delivery and performance by Borrower of this Agreement and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Loan Party of each Loan Document executed or to be executed by it, are within Borrower's and each such Loan Party's corporate, limited liability company and/or partnership powers, and have been duly authorized by all necessary corporate, limited liability company and/or partnership action, and if required, stockholder, member and/or partner action. This Agreement and each other Loan Document executed or to be executed by it has been duly executed and delivered by Borrower and constitutes, and each other Loan Document executed or to be executed by any Loan Party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Borrower or such Loan Party (as the case may be), enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         SECTION 3.3. APPROVALS; NO CONFLICTS. The execution, delivery and performance by Borrower of this Agreement and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Loan Party of each Loan Document executed or to be executed by such Loan Party, (a) do not require any Governmental Approval or third party approvals, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable Governmental Rule or the Organic Documents of Borrower or any such Loan Party or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon Borrower or any such Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by Borrower or any such Loan Party, and (d) will not result in the creation or imposition of any Lien on any asset of Borrower or any such Loan Party except Liens created under the Loan Documents.

         SECTION 3.4. PROPERTIES. Each of Borrower and its Restricted Subsidiaries owns its Properties free and clear of all Liens (other than Liens permitted by SECTION 7.2 of the U.S. Credit Agreement).

         SECTION 3.5. COMPLIANCE WITH LAWS AND AGREEMENTS. Each of Borrower and its Restricted Subsidiaries is in compliance with all Governmental Rules applicable to such Person or its Property and all indentures, agreements and other instruments binding upon it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

         SECTION 3.6. UNFUNDED PENSION LIABILITIES. The unfunded pension or similar liabilities of Canadian Forest and its Subsidiaries do not in the aggregate exceed an amount which could reasonably be expected to have a Material Adverse Effect.

         SECTION 3.7. DISCLOSURE. Borrower has disclosed to the Lenders, the Canadian Administrative Agent and the Global Administrative Agent all agreements, court orders, judgments, instruments and corporate or other restrictions to which Borrower or any of its Subsidiaries is subject, and all other matters known to any of them relating to any of the foregoing, which agreements, court orders, judgments, instruments, restrictions and other matters individually or in aggregate could reasonably be expected to result in a Material Adverse Effect. None of the documents, reports, financial statements, certificates or other information furnished by or on behalf of Borrower or any of its Subsidiaries to the Global Administrative Agent, the Canadian Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that, with respect to projected financial information, Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

         SECTION 3.8. PRIORITY; SECURITY MATTERS. The Obligations are and shall be at all times secured by Liens in all Collateral located in the Provinces of Alberta, Saskatchewan and British Columbia to the extent perfection has or will occur by the filing of an instrument to create a floating charge under the laws of the Provinces of Alberta, Saskatchewan and British Columbia, or by possession, and, except for Liens permitted by SECTION 7.2, all such Liens shall be first priority Liens.

         SECTION 3.9. SOLVENCY. Immediately after the consummation of the Financing Transactions to occur on the Global Effective Date and immediately following the making of each Loan made on the Global Effective Date and after giving effect to the application of the proceeds of such Loans, (a) each Loan Party will not have unreasonably small capital with which to conduct the business in which such Loan Party is engaged as such business is now conducted and is proposed to be conducted following the Global Effective Date; and (b) Canadian Forest and each Loan Party will be Solvent.

         SECTION 3.10. REPRESENTATIONS AND WARRANTIES IN U.S. CREDIT AGREEMENT. Each Borrower represents and warranties that each of the representations and warranties contained in the U.S. Credit Agreement, including, without limitation, Article III of the U.S. Credit Agreement, pertaining or otherwise applicable to such Borrower in its capacity as a Restricted Subsidiary of the Parent is true, correct and complete in all respects (except with respect to such representations and warranties which expressly relate to an earlier date, in which case such representations and warranties are true, correct and complete as of such earlier date).

                                   ARTICLE IV
                                   CONDITIONS

         SECTION 4.1. EFFECTIVENESS. This Agreement shall become effective on the date on which each of the following conditions is satisfied (or waived in accordance with SECTION 10.2):


         (a) CERTAIN LOAN DOCUMENTS. The Global Administrative Agent (or its counsel) shall have received from each party thereto either a counterpart of each of the following documents duly executed on behalf of such party or written evidence satisfactory to the Global Administrative Agent (which may include telecopy transmission of a signed signature page of such document) that each such party has duly executed for delivery to the Global Administrative Agent a counterpart of each of the following documents which documents must be acceptable to the Global Administrative Agent in its sole and absolute discretion: this Agreement, the U.S. Credit Agreement and the Intercreditor Agreement.

         (b) FEES AND EXPENSES. The Global Administrative Agent, the Canadian Administrative Agent, the Arranger and the Lenders shall have received all fees, including the Upfront Fee, and other amounts due and payable pursuant to this Agreement or any other Loan Document on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Combined Loan Document.

         SECTION 4.2. INITIAL LOAN. The obligations of the Lenders to make Loans (including making BA Loans and accepting Bankers' Acceptances) or for any Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with SECTION 10.2):

         (a) CERTAIN LOAN DOCUMENTS. The Global Administrative Agent (or its counsel) shall have received from each party thereto either a counterpart of each of the following documents duly executed on behalf of such party or written evidence satisfactory to the Global Administrative Agent (which may include telecopy transmission of a signed signature page of such document) that each such party has duly executed for delivery to the Global Administrative Agent a counterpart of each of the following documents: a Guaranty from each of Parent, Force (if Force is not merged into Parent on or before the Global Effective
Date), 3189503 and Producers Marketing, the Fee Letter, the Debentures and Deposit Agreements required by SECTION 4.2(f), and all related financing statements and other filings.

         (b) U.S. LOAN DOCUMENTS. The Global Administrative Agent shall have received copies of the executed U.S. Loan Documents (other than the U.S. Credit Agreement) and the conditions for making Loans provided in the U.S. Credit Agreement shall have been contemporaneously satisfied.

         (c) OPINIONS OF COUNSEL. The Global Administrative Agent shall have received opinions, dated the Global Effective Date, addressed to the Global Administrative Agent and the Canadian Administrative Agent, the other Agents and all Lenders, from (i) Macleod Dixon, counsel to Borrower, in substantially the form attached hereto as EXHIBIT A-1, and (ii) Vinson & Elkins L.L.P., U.S. counsel to the Parent and Force, in substantially the form attached hereto as EXHIBIT A-2.

         (d) ORGANIZATIONAL DOCUMENTS. The Global Administrative Agent shall have received a certificate of an Authorized Officer of each Loan Party dated as of the Global Effective Date, certifying:

                  (i) that attached to each such certificate are (A) a true and complete copy of the Organic Documents of such Loan Party, as the case may be, as in effect on the date of such certificate, (B) a true and complete copy of a certificate from the Governmental Authority of Canada or the province of such entity's organization certifying that such entity is duly organized and validly existing in such jurisdiction, and (C) a true and complete copy of a certificate from the appropriate Governmental Authority of each province (without duplication) certifying that such entity is duly qualified and in good standing to transact business in such state as a foreign corporation, if the failure to be so qualified or in good standing could reasonably be expected to have a Material Adverse Effect;

                  (ii) that attached to such certificate is a true and complete copy of resolutions duly adopted by the board of directors or management committee of such Loan Party, as applicable, authorizing the execution, delivery and performance of such of the Loan Documents to which such Loan Party is or is intended to be a party; and

                  (iii) as to the incumbency and specimen signature of each officer of such Loan Party executing such of the Loan Documents to which such Loan Party is or is intended to be a party.

         (e) [Intentionally omitted.]

         (f) DEBENTURES AND DEPOSIT AGREEMENTS. The Global Administrative Agent shall have received executed counterparts of the duly executed Debentures and Deposit Agreements which Debentures and Deposit Agreements shall create a floating charge in favor of the Canadian Administrative Agent for the benefit of the Lenders on substantially all of the Properties (including Oil and Gas Properties) of Canadian Forest and its Restricted Subsidiaries located in Canada, together with (i) stock certificates representing all of the outstanding shares of capital stock of Producers Marketing owned by or on behalf of Canadian Forest (in the case of Debenture(s) and Deposit Agreement(s) made by Canadian Forest) as of the Global Effective Date after giving effect to the Financing Transactions, and stock powers and instruments of transfer, endorsed in blank, with respect to such stock certificates, and (ii) all releases and all other documents and instruments necessary to release the Liens granted by Borrower and its Restricted Subsidiaries (including, without limitation, any Liens granted under the Existing Credit Facilities), and together with such other documents or instruments as the Global Administrative Agent may reasonably request.

         (g) [Intentionally omitted.]

         (h) CANADIAN LIEN SEARCHES. The Global Administrative Agent shall have received (i) the Canadian Lien Searches, all dated reasonably close to the Global Effective Date, in the discretion of the Global Administrative Agent and in form and substance satisfactory to the Global Administrative Agent, and (ii) evidence reasonably satisfactory to the Global Administrative Agent that the Liens indicated by the financing statements (or similar documents) in such Canadian Lien Searches are permitted by SECTION 7.2 or have been released.

         (i) PRIORITY; SECURITY INTEREST. The Collateral shall be free and clear of all Liens, except Liens permitted by SECTION 7.2 of the U.S. Credit Agreement. All filings, notices, recordings and other action necessary to perfect the Liens in the Collateral shall have been made, given or accomplished or arrangements for the completion thereof satisfactory to the Global Administrative Agent and its counsel shall have been made and all filing fees and other expenses related to such actions either have been paid in full or arrangements have been made for their payment in full which are satisfactory to the Global Administrative Agent.

         (j) [Intentionally omitted.]

         (k) INITIAL RESERVE REPORT. The Global Administrative Agent and the Lenders shall have received and shall be satisfied with the contents, results and scope of the Initial Reserve Report.

         (l) OTHER DOCUMENTS. The Global Administrative Agent shall have received such other legal opinions, instruments and documents as any of the Agents or their counsel may have reasonably requested.

         (m) SATISFACTORY LEGAL FORM. All documents executed or submitted pursuant hereto by and on behalf of Borrower or any other Loan Party shall be in form and substance reasonably satisfactory to the Global Administrative Agent and its counsel. The Global Administrative Agent and its counsel shall have received all information, approvals, documents or instruments as the Global Administrative Agent or its counsel may reasonably request.

The Global Administrative Agent shall notify Canadian Forest, the other Agents and the Lenders of the Global Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to SECTION 10.2) at or prior to 3:00 p.m., New York City time, on December 31, 2000 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

         SECTION 4.3. EACH CREDIT EVENT. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES. At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, the representations and warranties of each Loan Party set forth in the Loan Documents to which it is a party shall be true and correct on and as of such date after giving effect to such funding and to the intended use thereof in all material respects as if made on and as of such date (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such date).

         (b) NO DEFAULTS. At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing and Borrower shall be in compliance with the financial covenants set forth in
ARTICLE VI.

         (c) NO MATERIAL ADVERSE EFFECT. At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, no event or events shall have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

         (d) BORROWING REQUEST. The Global Administrative Agent and the Canadian Administrative Agent shall have received a Borrowing Request for any Borrowing. Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

                                    ARTICLE V
                              AFFIRMATIVE COVENANTS

         Borrower agrees with the Global Administrative Agent, the Canadian Administrative Agent, the other Agents, any Issuing Bank and each Lender that, until the Commitments have expired or been terminated and Obligations shall have been paid and performed in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed and no Bankers' Acceptances Liabilities are outstanding, Borrower will perform the obligations set forth in this Article.

         SECTION 5.1. FINANCIAL REPORTING; RATINGS CHANGE; NOTICES AND OTHER INFORMATION. Borrower will furnish, or will cause to be furnished, to each Lender, the Global Administrative Agent and the Canadian Administrative Agent copies of the following financial statements, reports, notices and information:

         (a) Concurrently with any delivery of financial statements under CLAUSE (a) or (b) of Section 5.1 of the U.S. Credit Agreement, if Parent has not supplied a compliance certificate, in substantially the form of EXHIBIT C thereto or any other form approved by the Global Administrative Agent, executed by an Authorized Officer of Parent, then Canadian Forest shall deliver a compliance certificate substantially in the form of EXHIBIT C hereto certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto; and

         (b) Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Borrower or any Restricted Subsidiary, including, without limitation, any requested Internal Reserve Report, or compliance with the terms of this Agreement, as the Global Administrative Agent, the Canadian Administrative Agent or any Lender may reasonably request.

         SECTION 5.2.       NOTICE OF MATERIAL EVENTS.

         (a) Promptly, and in any event within three (3) Business Days of Canadian Forest or any of its Restricted Subsidiaries becoming aware of the following events, Canadian Forest will furnish to the Global Administrative Agent and each Lender written notice of the occurrence of any Default.

         (b) Each notice delivered under this Section shall be accompanied by a statement of an Authorized Officer of Canadian Forest setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

         SECTION 5.3. EXISTENCE; CONDUCT OF BUSINESS. Borrower will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect
(i) its legal existence and (ii) the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, except where the failure to so preserve, renew or keep in full force and effect such rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks or trade names could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.4.       CASUALTY AND CONDEMNATION. Canadian Forest
(a) will furnish to the Global Administrative Agent and the Lenders written notice promptly, and in any event within three (3) Business Days of the occurrence, of any Casualty Event to any Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of the Combined Loan Documents.

         SECTION 5.5. BOOKS AND RECORDS; INSPECTION AND AUDIT RIGHTS. Canadian Forest will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Canadian Forest will, and will cause each of its Restricted Subsidiaries to, permit any representatives or agents designated by the Global Administrative Agent, the Canadian Administrative Agent or any Lender (including any consultants, accountants, lawyers and appraisers), upon reasonable prior notice and at the reasonable cost and expense of Canadian Forest, to visit and inspect its Property, including, without limitation, the Oil and Gas Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

         SECTION 5.6. COMPLIANCE WITH LAWS. Canadian Forest will, and will cause each of its Subsidiaries to, comply with all Governmental Rules applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.7. USE OF PROCEEDS AND LETTERS OF CREDIT. Canadian Forest will, and will cause each Subsidiary to, use the proceeds of the Loans
(a) to refinance existing Indebtedness of Canadian Forest and its Subsidiaries, (b) to reimburse each Issuing Bank for LC Disbursements in accordance with SECTION 2.4(e), or (c) for Borrower's and its Subsidiaries' general corporate purposes, including any non-hostile acquisitions. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that is prohibited by Section 5.11 of the U.S. Credit Agreement. Letters of Credit will be issued only to support normal and customary oil and gas operations undertaken by Canadian Forest or any of its Subsidiaries in the ordinary course of its business.

         SECTION 5.8. ADDITIONAL SUBSIDIARIES. If any Restricted Subsidiary as of the date of the date of its formation, its acquisition or at any time thereafter has a total asset value in excess of U.S.$25,000,000 (or its equivalent in other currencies) and has incurred Indebtedness or Guaranteed Indebtedness in excess of U.S.$5,000,000 (or its equivalent in other currencies) in favor of any Person other than a Loan Party, then Canadian Forest will (a) cause such Subsidiary (unless such Subsidiary is a Foreign Subsidiary) either (i) to become a Subsidiary Borrower or (ii) to execute a Guaranty within 30 days after such Subsidiary is formed or acquired or it is determined to have the requisite total asset value and Indebtedness owed to third parties and (b) if the Applicable Rating Level is Level III, execute a Debenture and a Deposit Agreement (to the extent necessary to comply with SECTION 5.15(c) of the U.S. Credit Agreement) and promptly take such actions to create and perfect Liens on such Subsidiary's assets to secure the Obligations as the Global Administrative Agent shall reasonably request and pledge or cause to be pledged, pursuant to such foregoing Debentures and Deposit Agreements, all Equity Interests in such Restricted Subsidiary within 30 days after such Subsidiary is formed or acquired.

         SECTION 5.9.       FURTHER ASSURANCES.

         (a) Borrower will, and will cause each Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Global Administrative Agent, the Canadian Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. Borrower also agrees to provide to the Global Administrative Agent and the Canadian Administrative Agent, from time to time upon reasonable request of the Global Administrative Agent or the Canadian Administrative Agent, information which is in the possession of Canadian Forest or its Restricted Subsidiaries or otherwise reasonably obtainable by any of them, reasonably satisfactory to the Global Administrative Agent and the Canadian Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents. The Security Documents shall remain in effect at all times unless otherwise released pursuant to the terms of this Agreement.

         (b) Borrower hereby authorizes the Global Administrative Agent, the Canadian Administrative Agent and the Lenders to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Borrower or any other Loan Party where permitted by law. A carbon, photographic or other reproduction of the Security Documents or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. The Global Administrative Agent will promptly send Canadian Forest any financing or continuation statements it files without the signature of Borrower or any other Loan Party and the Global Administrative Agent will promptly send Canadian Forest the filing or recordation information with respect thereto.

         SECTION 5.10. COVENANTS IN U.S. CREDIT AGREEMENT. Until the payment in full in cash of all Obligations and the termination or expiration of all Commitments and Letters of Credit and Bankers' Acceptances, each Borrower covenants and agrees that such Borrower will perform, comply with, observe and fulfill, and will cause each of its Restricted Subsidiaries to perform, comply with, observe and fulfill, each of the covenants, agreements and obligations contained in the U.S. Credit Agreement, including, without limitation, Article V (other than Section 5.12 of the U.S. Credit Agreement) and Article VII of the U.S. Credit Agreement, pertaining or otherwise applicable to such Borrower in its capacity as a Restricted Subsidiary of the Parent. Each Borrower hereby irrevocably and unconditionally agrees to be bound by such covenants, agreements and obligations applicable to it in such capacity as if such Borrower were a party to the U.S. Credit Agreement and such covenants, agreements, and obligations applicable to it in such capacity are hereby reaffirmed by such Borrower.

                                   ARTICLE VI
                                   [NOT USED]

                                   ARTICLE VII
                               NEGATIVE COVENANTS

         Borrower agrees with the Global Administrative Agent, the Canadian Administrative Agent, the other Agents, any Issuing Bank, and each Lender that, until the Commitments have expired or been terminated and Obligations shall have been paid and performed in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed and no Bankers' Acceptances Liabilities are outstanding, Borrower will perform the obligations set forth in this Article.

         SECTION 7.1. TRANSACTIONS WITH AFFILIATES. Borrower will not, and will not permit any Restricted Subsidiary to, sell, lease or otherwise transfer any Property or assets to, or purchase, lease or otherwise acquire any Property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business and that are at prices and on terms and conditions not less favorable to Borrower or such Restricted Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among Borrower and the Restricted Subsidiaries not involving any other Affiliate, (c) any Restricted Payment permitted by SECTION 7.8 of the U.S. Credit Agreement, and (d) any Investment permitted by SECTION 7.4 of the U.S. Credit Agreement.

         SECTION 7.2. RESTRICTIVE AGREEMENTS. Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits or restricts (a) the ability of Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien in favor of the Global Administrative Agent and/or the Canadian Administrative Agent for the benefit of the Combined Lenders upon any of its Property, or (b) the ability of any Restricted Subsidiary to make Restricted Payments to Borrower or any other Restricted Subsidiary or to Guarantee Indebtedness of Borrower or any other Restricted Subsidiary; PROVIDED that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Combined Loan Document or Subordinated Indebtedness Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date of this Agreement identified on SCHEDULE 7.10 of the U.S. Credit Agreement (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary pending such sale, PROVIDED such restrictions and conditions apply only to the Restricted Subsidiary that is to be sold and such sale is permitted hereunder, (iv) CLAUSE (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness or other obligations permitted by this Agreement or the U.S. Credit Agreement if such restrictions or conditions apply only to the Property or assets securing such Indebtedness or other obligation, and (v) CLAUSE (a) of the foregoing shall not apply to customary provisions in leases or other agreements restricting the assignment thereof.

         SECTION 7.3. SUBORDINATED INDEBTEDNESS. Canadian Forest will not amend or modify the terms of subordination contained in any of the Subordinated Indebtedness Documents or otherwise shorten the maturity or average life, or increase the interest payable on, any of the Subordinated Indebtedness.

         SECTION 7.4. NO ACTION TO AFFECT SECURITY DOCUMENTS. Except for transactions expressly permitted hereby, Canadian Forest shall not, and shall not permit any of its Subsidiaries to, do anything to adversely affect the priority of the Security Documents given or to be given in respect of the obligations of Canadian Forest or any other Borrower hereunder.

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

         SECTION 8.1. LISTING OF EVENTS OF DEFAULT. Each of the following events or occurrences described in this SECTION 8.1 shall constitute an "EVENT OF DEFAULT":

         (a) NON-PAYMENT OF OBLIGATIONS. Any Loan Party shall default in the payment or prepayment when due of any principal of any Loan (including BA Loans and Bankers' Acceptances) or of any reimbursement obligation with respect to any Letter of Credit or Bankers' Acceptance; or Borrower shall default in the payment when due of any interest, fee or of any other obligation hereunder or under any other Loan Document and such default continues for a period of three
(3) Business Days.

         (b) BREACH OF WARRANTY. Any representation or warranty of any Loan Party made or deemed to be made hereunder or in any other Loan Document or any other writing or certificate furnished by or on behalf of any Loan Party to the Global Administrative Agent, the Canadian Administrative Agent, any other Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document is or shall be false or misleading when made in any material respect.

         (c) NON-PERFORMANCE OF COVENANTS AND OBLIGATIONS. Any Loan Party shall default in the due performance and observance of any of its obligations under SECTIONS 5.2 or 5.7, or under ARTICLE VII.

         (d) NON-PERFORMANCE OF OTHER COVENANTS AND OBLIGATIONS. Any Loan Party shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to Borrower by the Global Administrative Agent or the Required Lenders.

         (e) DEFAULT ON OTHER INDEBTEDNESS. Any Loan Party shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating U.S.$15,000,000 or more, or in the payment when due of U.S.$5,000,000 or more in the aggregate under one or more Hedging Agreements; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity.

         (f) [Intentionally omitted.]

         (g) BANKRUPTCY AND INSOLVENCY. Any Loan Party shall (i) generally fail to pay, or admit in writing its inability or unwillingness to generally pay, debts as they become due; (ii) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, receiver and manager, sequestrator or other custodian for any Loan Party, or any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors; (iii) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, receiver and manager, sequestrator or other custodian for any Loan Party, or for a substantial part of the property of any thereof, and such trustee, receiver, receiver and manager, sequestrator or other custodian shall not be discharged within 60 days, provided that each Loan Party hereby expressly authorizes the Global Administrative Agent and the Canadian Administrative Agent to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend the rights of the Combined Lenders under the Loan Documents; (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law (including the Bankruptcy and Insolvency Act (Canada)), or any dissolution, winding up or liquidation proceeding, in respect of any Loan Party, and, if any such case or proceeding is not commenced by such Loan Party, such case or proceeding shall be consented to or acquiesced in by such Loan Party or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that each Loan Party hereby expressly authorizes the Global Administrative Agent and the Canadian Administrative Agent to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend the rights of the Combined Lenders under the Loan Documents; or (v) take any corporate or partnership action authorizing, or in furtherance of, any of the foregoing.

         (h) JUDGMENTS. One or more judgments or orders for the payment of money in excess of U.S.$5,000,000 in the aggregate (exclusive of amounts fully covered by valid and collectible insurance in respect thereof subject to customary deductibles or fully covered by an indemnity with respect thereto reasonably acceptable to the Required Lenders) shall be rendered against any Loan Party and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) such judgment shall have become final and non-appealable and shall have remained outstanding for a period of 60 consecutive days.

         (i) CHANGE IN CONTROL. Parent shall fail to own or control, directly or indirectly, all of the outstanding shares of common stock of Canadian Forest or any other Borrower.

         (j) FAILURE OF LIENS. The Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Global Administrative Agent or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Loan Party.

         (k) EVENT OF DEFAULT UNDER U.S. LOAN DOCUMENTS. Any "Event of Default" as defined in the U.S. Loan Documents shall occur; PROVIDED that the occurrence of a "Default" as defined in the U.S. Loan Documents shall constitute a Default under this Agreement; PROVIDED FURTHER that if such "Default" or "Event of Default" is cured or waived under the U.S. Loan Documents, as applicable, then such "Default" or "Event of Default" shall no longer constitute a Default or an Event of Default, respectively, under this Agreement.

         SECTION 8.2. ACTION IF BANKRUPTCY. If any Event of Default with respect to any Borrower described in SECTION 8.1(g) shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other obligations hereunder shall automatically be and become immediately due and payable, without demand, protest or presentment or notice of any kind, all of which are hereby expressly waived by Borrower and its Subsidiaries. Without limiting the foregoing, the Agents and the Lenders shall be entitled to exercise any and all other remedies available to them under the Loan Documents and applicable law.

         SECTION 8.3. ACTION IF OTHER EVENT OF DEFAULT. If any Event of Default (other than any Event of Default described in SECTION 8.1(g) with respect to any Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Required Lenders, may, by notice to Borrower declare (a) the Commitments (if not theretofore terminated) to be terminated and/or (b) all of the outstanding principal amount of the Loans (including BA Loans and Bankers' Acceptances) and all other obligations hereunder to be due and payable, whereupon the Commitments shall terminate and the full unpaid amount of such Loans and other obligations shall be and become immediately due and payable, without demand, protest or presentment or notice of any kind, all of which are hereby waived by Borrower and its Subsidiaries. Without limiting the foregoing, the Agents and the Lenders shall be entitled to exercise any and all other remedies available to them under the Loan Documents and applicable law.

                                   ARTICLE IX
                                     AGENTS

         Each of the Lenders, the Issuing Banks and the other Agents hereby irrevocably appoints The Chase Manhattan Bank as the Global Administrative Agent, The Chase Manhattan Bank of Canada, as the Canadian Administrative Agent, Bank of Montreal as Canadian Syndication Agent, The Toronto-Dominion Bank as Canadian Documentation Agent, and The Chase Manhattan Bank, Bank of America, N.A. and Citibank, N.A. as Technical Lenders, and authorizes each such Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

         Any bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

         The Agents shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing,
(b) each Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise following its receipt of written instructions from the Required Lenders (or such other number or percentage of the Combined Lenders as shall be necessary under the circumstances as provided in SECTION 10.2), and (c) except as expressly set forth in the Loan Documents, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Parent, Borrower or any of their Subsidiaries that is communicated to or obtained by the bank serving as such Agent or any of its Related Parties in any capacity. Each Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Combined Lenders as shall be necessary under the circumstances as provided in SECTION 10.2) or in the absence of its own gross negligence or wilful misconduct; PROVIDED, HOWEVER, THAT IT IS THE INTENTION OF THE PARTIES HERETO THAT EACH OF THE AGENTS BE INDEMNIFIED IN THE CASE OF ITS OWN NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE), REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL. Each Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to such Agent by Borrower or a Lender, and such Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in ARTICLE IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

         The Global Administrative Agent, the Canadian Administrative Agent and the other Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Global Administrative Agent, the

Canadian Administrative Agent and the other Agents also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Global Administrative Agent, the Canadian Administrative Agent and the other Agents may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         Any Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Any Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of such Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.

         Subject to the appointment and acceptance of a successor Global Administrative Agent or the Canadian Administrative Agent as provided in this paragraph, the Global Administrative Agent or the Canadian Administrative Agent may resign at any time by notifying the Combined Lenders and Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Global Administrative Agent or retiring Canadian Administrative Agent gives notice of its resignation, then the retiring Global Administrative Agent or the Canadian Administrative Agent may, on behalf of the Combined Lenders and the Issuing Banks, appoint a successor Global Administrative Agent or the Canadian Administrative Agent, respectively, which shall be a bank with an office in New York, New York or Toronto, Canada, respectively, or an Affiliate of any such bank. Upon the acceptance of its appointment as Global Administrative Agent or the Canadian Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Global Administrative Agent or the Canadian Administrative Agent, as the case may be, and the retiring Global Administrative Agent or the retiring Canadian Administrative Agent shall be discharged from its duties and obligations hereunder (other than its obligations under SECTION 10.12). The fees payable by Borrower to a successor Global Administrative Agent or successor Canadian Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the Global Administrative Agent's or Canadian Administrative Agent's resignation hereunder, the provisions of this Article and SECTION 10.3 shall continue in effect for the benefit of such retiring Global Administrative Agent or retiring Canadian Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Global Administrative Agent or the Canadian Administrative Agent, respectively.

         Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the Intercreditor

Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

         Each of the Lenders, for itself and on behalf of any of its Affiliates, and the Issuing Banks hereby irrevocably appoints the Global Administrative Agent and the Canadian Administrative Agent to act as its agent under the Intercreditor Agreement and authorizes the Global Administrative Agent and the Canadian Administrative Agent to execute the Intercreditor Agent on its behalf and to take such actions on its behalf and to exercise such powers as are delegated to the Global Administrative Agent or Canadian Administrative Agent, as the case may be, by the terms hereof and thereof, together with such actions and powers as are reasonably incidental thereto.

                                    ARTICLE X
                                  MISCELLANEOUS

         SECTION 10.1. NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

         (a) IF TO BORROWER, TO:

                     Canadian Forest Oil Ltd.
                     600, 800 Sixth Avenue, S.W.
                     Calgary, Alberta T2P 3G3
                     Canada
                     Attention: Vice President - Finance
                     Telephone: 403-261-7665
                     Facsimile: 403-292-8000

                     with a copy to

                     Forest Oil Corporation
                     1600 Broadway
                     Suite 2200
                     Denver, Colorado 80202
                     Attention: Donald H. Stevens, Vice President and Treasurer
                     Telephone: 303-812-1400
                     Facsimile: 303-812-1510

         (b) IF TO THE GLOBAL ADMINISTRATIVE AGENT, TO:

                     The Chase Manhattan Bank
                     Loan and Agency Services
                     One Chase Manhattan Plaza, 8th floor
                     New York, NY 10081
                     Attention: Michael Cerniglia
                     Telephone: 212-552-7906
                     Facsimile: 212-552-5777

             with a copy to:

                     The Chase Manhattan Bank
                     Global Oil & Gas Group
                     600 Travis, 20th Floor
                     Houston, Texas 77002
                     Attention: Peter Licalzi
                     Telephone: 713-216-8869
                     Facsimile: 713-216-4117

             and, with respect to non-Borrowing related matters, with a copy to:

                     The Chase Manhattan Bank
                     Global Oil & Gas Group
                     600 Travis, 20th Floor
                     Houston, Texas 77002
                     Attention: Robert Mertensotto
                     Telephone: 713-216-4147
                     Facsimile: 713-216-8870

         (c) if to the Canadian Administrative Agent:

                     The Chase Manhattan Bank of Canada
                     1 First Canadian Place
                     100 King Street West, Suite 6900
                     P.O. Box 106
                     Toronto, Ontario
                     Canada M5X 1A4
                     Attention: Portfolio Management Associates
                     Telephone: 416-216-4135 or 4106
                     Facsimile: 416-216-4162

         (d) if to the Canadian Syndication Agent:

                     Bank of Montreal
                     24th Floor, 1st Canadian Place
                     Toronto, Ontario
                     Canada M5X 1A1
                     Attention:
                     Telephone: 416-867-7110
                     Facsimile: 416-867-5938

         (e) if to the Canadian Documentation Agent:

                     The Toronto-Dominion Bank
                     66 Wellington
                     TD Tower, 38th Floor
                     Toronto, Ontario M5K1 A2
                     CANADA
                     Attention: Joyce Dewey
                     Telephone: (416) 308-4674
                     Facsimile: (416) 982-8619

             with a copy to:

                     The Toronto-Dominion Bank
                     909 Fannin Street, Suite 1700
                     Houston, TX  77010
                     Attention: Mr. Mark Greene
                     Telephone: (713) 653-8201
                     Facsimile: (713) 951-9921

         (f) if to any other Lender, to it at its address (or telecopy number) provided to the Global Administrative Agent, the Canadian Administrative Agent and Borrower or as set forth in its Administrative Questionnaire; and

         (g) if to any U.S. Lender, to it at its address (or telecopy number) provided to the Global Administrative Agent and Parent or as set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

         SECTION 10.2.      WAIVERS; AMENDMENTS.

         (a) No failure or delay by the Global Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Global Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by PARAGRAPH (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Global Administrative Agent, the Canadian Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

         (b) Neither this Agreement nor any of the Combined Loan Documents nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Borrower and the Required Lenders or by Borrower and the Global Administrative Agent and the Canadian Administrative Agent with the consent of the Required Lenders, or, in the case of any other Combined Loan Document, pursuant to an agreement or agreements in writing entered into by the relevant Loan Parties thereto and the Required Lenders or by the relevant Loan Parties thereto and the Global Administrative Agent and the Canadian Administrative Agent with the consent of the Required Lenders; PROVIDED that the same waiver, amendment or modification is requested by Parent or Borrower in connection with each of the Combined Credit Agreements; and PROVIDED FURTHER that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change SECTION 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this SECTION 10.2,
SECTION 2.10 or the definition of "Required Lenders" or any other provision of any Combined Loan Document specifying the number or percentage of Lenders, U.S. Lenders or Combined Lenders required to determine or redetermine the Global Borrowing Base, the Allocated U.S. Borrowing Base or the Allocated Canadian Borrowing Base or required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Combined Lender, (vi) release any Loan Party from its Guaranty (except as expressly provided in such Guaranty), or limit its liability in respect of such Guaranty, without the written consent of each Combined Lender, or (vii) except as expressly provided herein, in the Intercreditor Agreement or in the Security Documents (as defined herein and in the U.S. Credit Agreement), release all or any part of the Collateral from the Liens of the Security Documents (as defined herein and in the U.S. Credit Agreement), without the written consent of each Combined Lender; PROVIDED FURTHER that no such agreement shall amend, waive, modify or otherwise affect the rights or duties of any Agent (as defined herein and in the U.S. Credit Agreement) or any Issuing Bank (as defined herein and in the U.S. Credit Agreement) without the prior written consent of such Agent (as defined herein and in the U.S. Credit Agreement) or any Issuing Bank (as defined herein and in the U.S. Credit Agreement), as the case may be; PROVIDED FURTHER that the Global Administrative Agent shall have the right to execute and deliver any release of Lien (or other similar instrument) without the consent of any Lender to the extent such release is required to permit Borrower or a Restricted Subsidiary to consummate a transaction permitted by this Agreement or the other Combined Loan Documents.

         SECTION 10.3.      EXPENSES; INDEMNITY; DAMAGE WAIVER.

         (a) Borrower shall pay (i) all legal, printing, recording, syndication, travel, advertising and other reasonable out-of-pocket expenses incurred by the Agents, the Arranger and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agents and the Arranger (on a solicitor and his own client basis), in connection with the syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of this Agreement, the Loan Documents and each other document or instrument relevant to this Agreement or the Loan Documents and any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by an Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) the filing, recording, refiling or rerecording of the Debentures, the Deposit Agreements and the other Security Documents and/or any financing statements relating thereto and all amendments, supplements and modifications to, and all releases and terminations of, any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of the Debentures, the Deposit Agreements and the other Security Documents, and
(iv) all out-of-pocket expenses incurred by the Agents, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Agents, any Issuing Bank or any Lender (on a solicitor and his own client basis), in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

         (b) Borrower shall indemnify the Agents, each Issuing Bank, the Arranger and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable out-of-pocket fees, charges and disbursements of any counsel for any Indemnitee (on a solicitor and his own client basis), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Financing Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; PROVIDED that such indemnity and release shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee (IT BEING UNDERSTOOD THAT IT IS THE INTENTION OF THE PARTIES HERETO THAT EACH OF THE INDEMNITEES BE INDEMNIFIED IN THE CASE OF ITS OWN NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE), REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL).

         (c) To the extent that Borrower fails to pay any amount required to be paid by Borrower to the Global Administrative Agent, the Canadian Administrative Agent or an Issuing Bank under PARAGRAPH (a) or (b) of this Section, each Lender severally agrees to pay to the Global Administrative Agent, the Canadian Administrative Agent or such Issuing Bank, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Global Administrative Agent, the Canadian Credit Agreement or such Issuing Bank in its capacity as such.

         (d) To the extent permitted by applicable law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Financing Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

         (e) All amounts due under this Section shall be payable not later than thirty (30) days after written demand therefor.

       SECTION 10.4.      SUCCESSORS AND ASSIGNS.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Global Administrative Agent, each Issuing Bank and each Combined Lender (and any attempted assignment or transfer by Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Global Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) to any Person who is not a Foreign Lender; PROVIDED that (i) except in the case of an assignment to a Lender or a Lender Affiliate, each of Borrower, the Canadian Administrative Agent and the Global Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its LC Exposure, the Issuing Banks) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or a Lender Affiliate or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Global Administrative Agent) shall be in increments of U.S.$1,000,000 and not less than U.S.$5,000,000 unless each of Borrower and the Global Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of its Commitments or Loans in conformity with the Intercreditor Agreement, (iv) the parties to each assignment shall execute and deliver to the Global Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of U.S.$3,500, (v) the assignee, if it shall not be a Lender, shall deliver to the Global Administrative Agent an Administrative Questionnaire, and (vi) after giving effect to any assignment hereunder, the assigning Lender shall have a Commitment of at least U.S.$5,000,000 unless each of Borrower and the Global Administrative Agent otherwise consents; and PROVIDED FURTHER that any consent of Borrower otherwise required under this paragraph shall not be required if an Event of Default under SECTION 8.1 has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and to the other Loan Documents and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of SECTIONS 2.15, 2.16, 2.17, 2.18, 2.20 and 10.3 and be subject to the terms of SECTION 10.12). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

         (c) The Global Administrative Agent and the Canadian Administrative Agent, acting for this purpose as an agent of Borrower, shall maintain at one of its offices in The City of New York and Toronto, Canada, respectively, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and Borrower, the Global Administrative Agent, the Canadian Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement and the other Loan Documents, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by PARAGRAPH (b) of this Section, the Global Administrative Agent and the Canadian Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register and will provide prompt written notice to Borrower of the effectiveness of such assignment. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

         (e) Any Lender may, without the consent of Borrower, the Global Administrative Agent, the Canadian Administrative Agent or any Issuing Bank, sell participations to one or more banks or other entities which are resident in Canada for purposes of the INCOME TAX ACT (CANADA) (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) Borrower, the Global Administrative Agent, the Canadian Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the second proviso to SECTION 10.2(b) that affects such Participant. Subject to paragraph (f) of this Section, Borrower agrees that each Participant shall be entitled to the benefits of SECTIONS 2.15,
2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of
SECTION 10.8 and 10.12 as though it were a Lender, provided such Participant agrees to be subject to SECTION 2.18(c) as though it were a Lender.

         (f) A Participant shall not be entitled to receive any greater payment under SECTION 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.

         (g) Any Lender may at any time pledge or assign a Lien in all or any portion of its rights under this Agreement to secure obligations of such Lender, and this Section shall not apply to any such pledge or assignment; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         SECTION 10.5. SURVIVAL. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, any Issuing Bank, the Arranger or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of SECTIONS 2.15, 2.16, 2.17, 2.18, 2.20, 10.3 and
10.12 and ARTICLE IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

         SECTION 10.6. COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in SECTION 4.1, this Agreement shall become effective when it shall have been executed by the Global Administrative Agent and the Canadian Administrative Agent and when the Global Administrative Agent and the Canadian Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 10.7. SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         SECTION 10.8. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each of the Agents, the Issuing Banks, the Lenders and their Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of Borrower or any of its Restricted Subsidiaries against any and all the obligations of Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured; PROVIDED, HOWEVER, that any such set-off and application shall be subject to the provisions of
SECTION 2.18. As security for such obligations, Borrower hereby grants to the Agents, each Issuing Bank and each Lender a continuing security interest in any and all balances, credits, deposits, accounts or moneys of Borrower and its Restricted Subsidiaries then or thereafter maintained with any of the Agents, such Issuing Bank and such Lenders. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

         SECTION 10.9.      GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF
PROCESS.

         (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ALBERTA AND OF CANADA APPLICABLE THEREIN.

         (b) BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE PROVINCE OF ALBERTA, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH

ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURTS OF THE PROVINCE OF ALBERTA. EACH OF THE PARTIES HERETO AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE AGENTS OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

         (c) BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

         (d) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE PROVINCE OF ALBERTA. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

         SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         SECTION 10.11. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

         SECTION 10.12. CONFIDENTIALITY. Each of the Agents, the Issuing Banks, and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed
(a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Hedging Agreement, (g) with the consent of Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section by any Person or (ii) becomes available to any Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than Borrower or any of its Affiliates. For the purposes of this Section, "INFORMATION" means all information received from Borrower or its Affiliate relating to Borrower and its Subsidiaries or their business, other than any such information that is available to any Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Borrower or any of its Affiliates; PROVIDED that, in the case of information received from Borrower after the date of this Agreement, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         SECTION 10.13. INTEREST RATE LIMITATION. It is the intention of the parties hereto to conform strictly to applicable interest, usury and criminal laws and, anything herein to the contrary notwithstanding, the obligations of Borrower and the Guarantors to a Lender, any Issuing Bank or any Agent under this Agreement or any Loan Document shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to such Lender, such Issuing Bank or Agent limiting rates of interest which may be charged or collected by such Lender, such Issuing Bank or Agent. Accordingly, if the transactions contemplated hereby or thereby would be illegal, unenforceable, usurious or criminal under laws applicable to a Lender, any Issuing Bank or any Agent (including the laws of any jurisdiction whose laws may be mandatorily applicable to such Lender or Agent notwithstanding anything to the contrary in this Agreement or any other Loan Document then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document, it is agreed as follows:

                  (i) the provisions of this Section shall govern and control;

                  (ii) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under this Agreement or any Loan Document or otherwise in connection with this Agreement or any Loan Document by such Lender, such Issuing Bank or such Agent shall under no circumstances exceed the maximum amount of interest allowed by applicable law (such maximum lawful interest rate, if any, with respect to each Lender, each Issuing Bank and the Agents herein called the "HIGHEST LAWFUL RATE"), and any excess shall be cancelled automatically and if theretofore paid shall be credited to Borrower by such Lender, such Issuing Bank or such Agent (or, if such consideration shall have been paid in full, such excess refunded to Borrower);

                  (iii) all sums paid, or agreed to be paid, to such Lender, such Issuing Bank or such Agent for the use, forbearance and detention of the indebtedness of Borrower to such Lender, such Issuing Bank or such Agent hereunder or under any Loan Document shall, to the extent permitted by laws applicable to such Lender, such Issuing Bank or such Agent, as the case may be, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform throughout the full term thereof;

                  (iv) if at any time the interest provided pursuant to this Section or any other clause of this Agreement or any other Loan Document, together with any other fees or compensation payable pursuant to this Agreement or any other Loan Document and deemed interest under laws applicable to such Lender, such Issuing Bank or such Agent, exceeds that amount which would have accrued at the Highest Lawful Rate, the amount of interest and any such fees or compensation to accrue to such Lender, such Issuing Bank or such Agent pursuant to this Agreement or such other Loan Document shall be limited, notwithstanding anything to the contrary in this Agreement or any other Loan Document, to that amount which would have accrued at the Highest Lawful Rate, but any subsequent reductions, as applicable, shall not reduce the interest to accrue to such Lender, such Issuing Bank or such Agent pursuant to this Agreement or such other Loan Document below the Highest Lawful Rate until the total amount of interest accrued pursuant to this Agreement or such other Loan Document, as the case may be, and such fees or compensation deemed to be interest equals the amount of interest which would have accrued to such Lender or Agent if a varying rate PER ANNUM equal to the interest provided pursuant to any other relevant Section hereof (other than this Section) or thereof, as applicable, had at all times been in effect, PLUS the amount of fees which would have been received but for the effect of this Section; and

                  (v) with the intent that the rate of interest herein shall at all times be lawful, and if the receipt of any funds owing hereunder or under any other agreement related hereto (including any of the other Loan Documents) by such Lender, such Issuing Bank or such Agent would cause such Lender to charge Borrower a criminal rate of interest, the Lenders, the Issuing Banks and the Agents agree that they will not require the payment or receipt thereof or a portion thereof which would cause a criminal rate of interest to be charged by such Lender, such Issuing Bank or such Agent, as applicable, and if received such affected Lender, such Issuing Bank or Agent will return such funds to Borrower so that the rate of interest paid by Borrower shall not exceed a criminal rate of interest from the date this Agreement was entered into.

         SECTION 10.14. COLLATERAL MATTERS; HEDGING AGREEMENTS. The benefit of the Security Documents and of the provisions of this Agreement relating to the Collateral shall also extend to and be available to those Lenders or their Affiliates which are counterparties to the Hedging Agreements on a pro rata basis in respect of any obligations of Borrower or any of its Restricted Subsidiaries which arise under any Hedging Agreement that is in effect at such time as such Person (or its Affiliate) is a Lender, but only while such Person or its Affiliate is a Lender.

         SECTION 10.15. ARRANGER; CANADIAN DOCUMENTATION AGENT; CANADIAN SYNDICATION AGENT. None of the Persons identified on the facing page or the signature pages of this Agreement as the "Sole Book Manager and Lead Arranger" or "Canadian Documentation Agent" or the "Canadian Syndication Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document other than, except in the case of the Arranger, those applicable to all Lenders as such. Without limiting the foregoing, none of the Arranger, the Canadian Documentation Agent or the Canadian Syndication Agent shall have or be deemed to have any fiduciary relationship with any Lender or Borrower or any of its Subsidiaries. Borrower and each Lender acknowledges that it has not relied, and will not rely, on any of the Arranger, the Canadian Documentation Agent or Canadian Syndication Agent in deciding to enter into this Agreement or in taking or not taking any action hereunder or under the Loan Documents.

         SECTION 10.16. INTERCREDITOR AGREEMENT; SECURITY DOCUMENTS. For so long as the Intercreditor Agreement shall be in effect, the terms and conditions of this Agreement and the other Loan Documents are subject to the terms of the Intercreditor Agreement. In the event of any inconsistency between this Agreement or any other Loan Document and the terms of the Intercreditor Agreement, the Intercreditor Agreement shall control. In the event of any inconsistency between this Agreement and the terms of any other Loan Document, this Agreement shall control.

         SECTION 10.17. STATUS AS SENIOR INDEBTEDNESS. The Loans are "Designated Senior Indebtedness" under the Subordinated Indebtedness Documents governing the Subordinated Indebtedness-8-3/4% Senior Subordinated Notes.

         SECTION 10.18. NO ORAL AGREEMENTS. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

                      [SIGNATURES BEGIN ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        CANADIAN FOREST OIL LTD.


                                        By: /s/ JOAN C. SONNEN
                                           --------------------------------
                                           Name: Joan C. Sonnen
                                           Title:   Vice President and Secretary











                  [SIGNATURE PAGE TO CANADIAN CREDIT AGREEMENT]

                                                 THE CHASE MANHATTAN BANK, as
                                                 Global Administrative Agent


                                                 By: /s/ ROBERT C. MERTENSOTTO
                                                     ---------------------------
                                                     Name: Robert C. Mertensotto
                                                     Title:   Managing Director






                  [SIGNATURE PAGE TO CANADIAN CREDIT AGREEMENT]

                                      THE CHASE MANHATTAN BANK OF
                                      CANADA, as Canadian Administrative Agent


                                      By: /s/ DREW MCDONALD   /s/ CHRISTINE CHAN
                                          --------------------------------------
                                          Name: Drew McDonald     Christine Chan
                                          Title: Vice President   Vice President






                  [SIGNATURE PAGE TO CANADIAN CREDIT AGREEMENT]

                                          THE CHASE MANHATTAN BANK,
                                          TORONTO BRANCH, as a Lender


                                      By: /s/ DREW MCDONALD   /s/ CHRISTINE CHAN
                                          --------------------------------------
                                          Name: Drew McDonald     Christine Chan
                                          Title: Authorized       Authorized
                                                 Representative   Representative







                  [SIGNATURE PAGE TO CANADIAN CREDIT AGREEMENT]

                                       BANK OF MONTREAL, as Canadian
                                       Syndication Agent and as a Lender


                                       By: /s/ DANA KATHLEEN ARNELL
                                           -------------------------------------
                                           Name: Dana Kathleen Arnell
                                           Title:   Director, Corporate Banking






                  [SIGNATURE PAGE TO CANADIAN CREDIT AGREEMENT]

                                   THE TORONTO-DOMINION BANK, as
                                   Canadian Documentation Agent and as a Lender


                                   By: /s/ DEBBI L. BRITO
                                       -----------------------------------------
                                       Name: Debbi L. Brito
                                       Title: Assistant Manager
                                              Credit Compliance & Administration
                                              Corporate Banking





                  [SIGNATURE PAGE TO CANADIAN CREDIT AGREEMENT]

                                       BANK OF AMERICA CANADA, as a Lender


                                       By: /s/ DONALD CHUNG
                                           -------------------------------------
                                           Name: Donald Chung
                                           Title:   Vice President







                  [SIGNATURE PAGE TO CANADIAN CREDIT AGREEMENT]

                              Exhibit A-1 - Page 1